                                                                   Exhibit 10.6


                      OPERATIONS AND MAINTENANCE AGREEMENT

                                     BETWEEN

                         TENASKA GEORGIA PARTNERS, L.P.

                                       AND

                            TENASKA OPERATIONS, INC.

                            DATED September 10, 1999

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
1.    DEFINITIONS ..............................................................................................  1

2.    SCOPE OF SERVICES ........................................................................................  5

   2.1   PURPOSE ...............................................................................................  5

   2.2   CHANGES IN OPERATION AND MAINTENANCE ..................................................................  5

   2.3   OPERATIONAL SERVICES ..................................................................................  5
      2.3.1    General Requirements ............................................................................  5
         (a)   Pre-Commercial Operating Period .................................................................  6
         (b)   Commercial Operating Period .....................................................................  9
      2.3.2    Operating Reports ............................................................................... 12
      2.3.3    Opening the Interconnections .................................................................... 13
      2.3.4    Staffing ........................................................................................ 13
      2.3.5    General Operation ............................................................................... 13

   2.4 ELECTRICAL GENERATING OPERATIONS ........................................................................ 13
      2.4.1 Energy Delivery .................................................................................... 13
      2.4.2 Coordination with PECO ............................................................................. 13
      2.4.3 Plant Maintenance and Scheduled Outages ............................................................ 14
         (a)   Scheduled Outages ............................................................................... 14
         (b)   Forced Outage. .................................................................................. 15
      2.4.4    Operation on Backup Fuel ........................................................................ 16
      2.4.5    Metering ........................................................................................ 16
      2.4.6    Disconnection by Utility ........................................................................ 16
      2.4.7    Inspection ...................................................................................... 16
      2.4.8    Access .......................................................................................... 17
      2.4.9    Inspection of Charts and Records ................................................................ 17

   2.5   PROCESS WASTE WATER DISPOSAL .......................................................................... 17

   2.6   PLANT MAINTENANCE ..................................................................................... 17
      2.6.1    Monthly Maintenance Reports ..................................................................... 19

   2.7   INVENTORY AND TESTED CAPACITY ......................................................................... 19
      2.7.1    Tests ........................................................................................... 20

   2.8   PLANT PERMITS ......................................................................................... 20

3.    TERM OF THE AGREEMENT .................................................................................... 20

   3.1   TERM .................................................................................................. 20

4.    TESTING OF THE PLANT ..................................................................................... 21

   4.1   ACCESS DURING TESTING ................................................................................. 21

5.    COMPENSATION AND PAYMENT ................................................................................. 21

   5.1   OPERATING ACCOUNT ..................................................................................... 21

   5.2   PRE-COMMERCIAL OPERATING PERIOD BUDGET AND COMPENSATION ............................................... 21

   5.3   OPERATING BUDGET ...................................................................................... 23

   5.4   COMPENSATION DURING COMMERCIAL OPERATING PERIOD ....................................................... 24

   5.5   DETERMINATION OF AVAILABILITY PERCENTAGES ............................................................. 26

   5.6   ADJUSTMENT FOR ESCALATION ............................................................................. 26


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
6.    FURTHER AGREEMENTS ....................................................................................... 27

   6.1   LICENSES, APPROVALS AND PERMITS ....................................................................... 27

   6.2   FUEL AND WATER ........................................................................................ 27

   6.3   ACCESS ................................................................................................ 27

7.    WARRANTIES ............................................................................................... 28

   7.1   WARRANTY OF OPERATOR .................................................................................. 28

   7.2   REMEDIES .............................................................................................. 29

   7.3   NO IMPLIED WARRANTIES ................................................................................. 29

8.    TERMINATION OF AGREEMENT ................................................................................. 29

   8.1   OWNER TERMINATION ..................................................................................... 29

   8.2   TERMINATION DUE TO PLANT SALE,  LEASE OR OPERATOR'S DEFAULT ........................................... 29

   8.3   CONTINUED PERFORMANCE DURING DISPUTE .................................................................. 31

   8.5   TERMINATION - PROJECT AGREEMENTS ...................................................................... 32

   8.6   TERMINATION -CHANGE IN OWNERSHIP ...................................................................... 33

9.    INDEMNITY ................................................................................................ 33

   9.1   INDEMNIFICATION OF OWNER .............................................................................. 33

   9.2   INDEMNIFICATION OF OPERATOR ........................................................................... 33

   9.3   NOTICE OF CLAIM AND CLAIM FOR INDEMNITY ............................................................... 34

10.   INSURANCE ................................................................................................ 34

   10.1  CONSTRUCTION CONTRACTOR INSURANCE ..................................................................... 34

   10.2  OPERATOR INSURANCE .................................................................................... 34
      (a)   Worker's Compensation .............................................................................. 34
      (b)   Liability Insurance ................................................................................ 35

   10.3 OWNER INSURANCE ........................................................................................ 35
      10.3.1 All Risk Property and Boiler and Machinery Insurance .............................................. 35
      10.3.2 Liability Insurance ............................................................................... 36

   10.4     SUBMISSION OF CERTIFICATES OF INSURANCE ............................................................ 36

   10.5     WAIVER OF SUBROGATION .............................................................................. 37

   10.6     UNAVAILABILITY OF COVERAGE ......................................................................... 37

   10.7     NO LIMITATION OF LIABILITY ......................................................................... 37

   10.8     INDEPENDENT CONTRACTOR'S INSURANCE ................................................................. 38

   10.9     OWNER'S EQUIPMENT .................................................................................. 38

   10.10    FAILURE TO INSURE .................................................................................. 38

11.   LIABILITY LIMITATIONS .................................................................................... 38

   11.1     DAMAGES ............................................................................................ 38

12.   DISPUTE - CONTINUING AGREEMENT PERFORMANCE ............................................................... 39

   12.1     UNASSISTED SETTLEMENT .............................................................................. 39

   12.2     MEDIATION .......................................................................................... 39

   12.3     LITIGATION ......................................................................................... 40

13.   FORCE MAJEURE ............................................................................................ 40

   13.1     FORCE MAJEURE ...................................................................................... 40

   13.2     CHANGE OF LAW ...................................................................................... 42

   13.3     REMEDY FOR FORCE MAJEURE TERMINATION ............................................................... 42

14.   MISCELLANEOUS PROVISIONS ................................................................................. 43

   14.1     ASSIGNMENT ......................................................................................... 43

   14.2     AUTHORITY TO PROCURE GOODS AND SERVICES ............................................................ 44

   14.3     CONFIDENTIALITY OF INFORMATION ..................................................................... 45

   14.4     CONFIDENTIAL ....................................................................................... 45

   14.5     EXCEPTIONS TO CONFIDENTIALITY ...................................................................... 46

   14.6     LENDER APPROVAL .................................................................................... 46

   14.7     BOOKS, RECORDS, ACCESS THERETO ..................................................................... 46

   14.8     NOTICES ............................................................................................ 47

   14.9     REPRESENTATIVES .................................................................................... 48

   14.10    EQUAL EMPLOYMENT OPPORTUNITY ....................................................................... 48

   14.11    ENTIRE AGREEMENT ................................................................................... 48

   14.12    NO WAIVER .......................................................................................... 48

   14.13    SEVERABILITY ....................................................................................... 49

   14.14    APPLICABLE LAW ..................................................................................... 49

   14.15    COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS .......................................................... 49

   14.16    EXCLUDED REPRESENTATIONS AND INTERESTS ............................................................. 49

   14.17    LIMIT OF LIABILITY ................................................................................. 49

   14.18    COUNTERPARTS ....................................................................................... 50

   14.19    PROJECT AGREEMENTS ................................................................................. 50

   14.20    NO JOINT VENTURE ................................................................................... 50

   14.21    CORPORATE AUTHORIZATION ............................................................................ 51

   14.22    LIENS .............................................................................................. 52

   14.23    SET OFF ............................................................................................ 52

   14.24    RELEASE OF INFORMATION AND SITE VISIT APPROVAL ..................................................... 52

   14.25    CONTRACTS WITH AFFILIATES .......................................................................... 53

                      OPERATIONS AND MAINTENANCE AGREEMENT

         THIS OPERATIONS AND MAINTENANCE AGREEMENT ("AGREEMENT") dated as of this 10th day of September, 1999, is by and between Tenaska Georgia Partners, L.P., a Georgia limited partnership, having its principal place of business at Omaha, Nebraska, hereinafter called "Owner", and Tenaska Operations, Inc., a Delaware corporation, having its principal place of business at Omaha, Nebraska,hereinafter called "Operator."

         WHEREAS, Owner desires that Operator provide initial startup support during turnover, testing and operation, operate and maintain the completed Plant and perform certain other defined services under the terms and conditions set forth in this Operations and Maintenance Agreement (the "Agreement");

         NOW THEREFORE, in consideration of the premises contained in this Agreement, the Parties hereto, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         The following terms when used in this Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "AFFILIATE" means, as to any Person, another Person which, directly or indirectly, controls or is controlled by or under common control with, such other Person. For purposes of this definition, the concept of "control", when used with respect to any specified Person, shall signify the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

         "AGENCY SUPPLIERS" means those entities with whom contractual agreements for Materials and services have been entered into by Operator acting as agent for Owner pursuant to Section 14.2.

         "AGREEMENT" means this agreement as amended, supplemented, restated, or otherwise modified from time to time.

         "ANNUAL AVAILABILITY PERCENTAGE" is defined in the Power Purchase Agreement,, except that, for purposes of this Agreement, adjustments shall be made in the computation of the Annual Availability Percentage so that Operator is in no way penalized or disadvantaged by unavailability of the Plant due to (i) turbine malfunction (the cause of which is not contributed to by Operator), (ii) unavailability of natural gas as fuel for the Plant caused by a failure of gas supply or transportation, or (iii) the inability to export energy from the Plant because of the unavailability of the Utility's transmission system.

         "AVAILABILITY ADJUSTMENT" is defined in Section 5.4(c).


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         "BANKRUPTCY EVENT" means, with respect to a Party, (a) a general assignment by that Party for the benefit of its creditors, (b) any action taken or initiated for the winding-up or liquidation of that Party or for the appointment of a receiver, trustee or similar officer for it or any of its revenues or assets, or (c) the institution by or against that Party of liquidation proceedings or other proceedings for relief under any bankruptcy Law or any other Law for the relief of debtors.

         "CHANGE OF LAW" is defined in Section 13.2(a).

         "COMMERCIAL OPERATING PERIOD" means the period of time between Commercial Operation and the termination of this Agreement.

         "CONFIDENTIAL" is defined in Section 14.4.

         "CONSTRUCTION AGREEMENT" means the Engineering, Procurement and Construction Agreement between Owner and Construction Contractor for construction of the Plant as from time to time amended, supplemented, or otherwise modified.

         "CONSTRUCTION CONTRACTOR" means the prime contractor for construction of the Plant that is party signatory to the Construction Agreement.

         "CONTRACT YEAR" is defined in the Power Purchase Agreement.

         "CREDIT AGREEMENT" means the Construction and Term Loan and Reimbursement Agreement among Owner and the Lenders, as from time to time amended, supplemented, otherwise modified, for financing construction of the Plant.

         "DATE OF COMMERCIAL OPERATION" is defined in the Power Purchase Agreement.

         "DISPUTE" is defined in Section 12.

         "DISPUTE NOTICE" is defined in Section 12.1.

         "DISPUTE PROCEDURE" is defined in Section 12.

         "EFFECTIVE DATE" means the date set forth in the first paragraph of this Agreement.

         "FORCE MAJEURE" is defined in Section 13.1(a).

         "FORCED OUTAGE" is defined in the Power Purchase Agreement.

         "INTERCONNECTION AGREEMENT" is defined in the Power Purchase Agreement.

         "INTERCONNECTION FACILITIES" is defined in the Power Purchase
         Agreement.

         "LAW" means any act and any requirement, permit, ordinance, standard, code, rule, resolution or regulation of any governmental authority or agency (federal, national, state, municipal, local or other) including all environmental and hazardous waste laws which are applicable to the Plant and which are at any time applicable to performing the services.

         "LENDERS" means all construction lenders and all subsequent lenders that provide financing for the Plant.

         "LONG TERM SERVICE AGREEMENT" means the Long Term Parts & Long Term Service Contract between Owner and General Electric International Incorporated, as from time to time amended, supplemented, or otherwise modified.

         "MAINTENANCE SERVICES" is defined in Section 2.6(a).

         "MATERIALS" means all consumables, tools and spare parts required to operate and maintain the Plant.

         "MEDIATION NOTICE" is defined in Section 12.2.

         "METERING EQUIPMENT" means the meters and measuring equipment at each Point of Delivery to measure capacity and energy delivered by the Plant to PECO

         "OPERATING ACCOUNT" is defined in Section 5.1.

         "OPERATING BUDGET" is defined in Section 5.3(a).

         "OPERATOR'S REPRESENTATIVE" means the person designated in writing by Operator and authorized to act on behalf of Operator under this Agreement.

         "OWNER'S REPRESENTATIVE" means the person designated in writing by Owner and authorized to act on behalf of Owner under this Agreement.

         "PARTY(IES)" means Owner or Operator, or both, as appropriate.

         "PECO" means PECO Energy Company, a Pennsylvania corporation.

         "PERSON" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "PLANT" is defined in Article I of the Power Purchase Agreement.

         "PLANT MANUALS" means the manuals prepared by Operator and approved by Owner, including but not limited to operation, maintenance, administration, chemistry, environmental quality assurance/quality control and safety manuals using information from the equipment manufacturers, Construction Contractor, Operator's experience and other sources which are to be used as the basis for operation of the Plant in accordance with generally acceptable industry practices and Prudent Utility Practice.

         "PLANT PERMITS" is defined in Section 6.1.

         "POINTS OF DELIVERY" is defined in the Power Purchase Agreement.

         "POWER PURCHASE AGREEMENT" means the Power Purchase Agreement between Owner and, PECO as from time to time amended, supplemented, or otherwise modified, a composite conformed copy of which is attached hereto as Exhibit A.

         "PRE-COMMERCIAL OPERATING BUDGET" is defined in Section 5.2(a).

         "PRE-COMMERCIAL OPERATING PERIOD" means the time period between the Effective Date of this Agreement and the Date of Commercial Operation.

         "PROJECT AGREEMENTS" is defined in Section 14.19.

         "PRUDENT UTILITY PRACTICE" is defined in the Power Purchase Agreement.

         "REQUEST FOR PAYMENT" is defined in Section 7.1.

         "SCHEDULED DATE OF COMMERCIAL OPERATION" is defined in the Power Purchase Agreement.

         "SCHEDULED OUTAGES" is defined in the Power Purchase Agreement.

         "SCOPE OF SERVICES" means the services set out in Section 2.

         "SERC" means the Southeastern Electric Reliability Council.

         "SITE" OR "PLANT SITE" means the real property related to the Plant.

         "SUBCONTRACTOR" means any entity, including but not limited to Affiliates of Operator, contracting directly with Operator or with any contractor or subcontractor of any tier under Operator (not including Agency Suppliers) to perform service or supply material to the Plant.

         "SYSTEM" means the equipment and all associated components including but not limited to piping, valves, wiring, controls and components required to perform a given function or combination of functions of the Plant.

         "TERM" is defined in Section 3.1.

         "TERMINATION PAYMENT" is defined in Section 8.2(d).

         "TESTED CAPACITY" is defined in Section 2.7(b).

         "TESTING PERIOD" is defined in Section 4.1.

         "TRANSITION PERIOD" defined in Section 8.2(c).

         "UTILITY" shall have the meaning set forth for the term "Local Utility" in the Power Purchase Agreement.

         "YEAR" means calendar year from January 1 through December 31.

2.       SCOPE OF SERVICES

2.1      PURPOSE

         The purpose of this Agreement is to establish the terms and conditions pursuant to which Operator shall perform its management and operating and maintenance services including providing initial startup support during the Pre-Commercial Operating Period, testing, operation, maintenance and management of the Plant, all of which Operator shall perform in accordance with the terms and conditions of this Agreement and in accordance with Owner's obligations under the Project Agreements.

2.2      CHANGES IN OPERATION AND MAINTENANCE

         Owner may request Operator to make reasonable changes to the services outlined in this Section 2 and Operator shall use reasonable efforts to make such requested changes, so long as such changes are reasonably related to the operation and maintenance of the Plant, and Operator is technically capable of making such changes. Owner shall bear the cost for the changes on a cost reimbursement basis.

2.3      OPERATIONAL SERVICES

2.3.1    GENERAL REQUIREMENTS

         Operator shall provide skilled personnel, procedures, training, and administrative, management, and professional/technical services necessary for the safe and reliable start-up, commissioning, operation, and maintenance of the Plant, in accordance with this Agreement.

         (a)      PRE-COMMERCIAL OPERATING PERIOD

                  During the Pre-Commercial Operating Period, without limitation of its other obligations contained in this Agreement, Operator shall, in accordance with the standards set forth in this
                  Agreement:

                  (i) Provide the services of a plant manager and a project manager to represent Operator during the Pre-Commercial Operating Period to implement the obligations of this Section 2.3.1(a) and to oversee the smooth transition of the Plant from construction to Commercial Operation;

                  (ii) Provide assistance to Owner, as reasonably requested, with the execution of Owner's responsibilities relative to construction and operation of the Plant. This task includes, but is not limited to, such things as the preparation of punch lists related to construction deficiencies, preparation of applications for licenses and permits, and oversight of warranty and punch list repairs;

                  (iii) Review Construction Contractor planning and Plant engineering design with regard to Plant reliability, availability and maintainability and provide comments to Owner. Operator shall review design manuals, system descriptions, tool lists, spare parts lists, training programs, and operation methodology of the Plant prepared by Construction Contractor and provide comments to Owner;

                  (iv) Review Plant/machinery plans, specifications and drawings with respect to their impact on long term Plant operations and maintenance and provide recommendations to Owner;

                  (v) Plan implementation programs to meet the operating and reporting requirements set forth in this Agreement, including references from the Power Purchase Agreement, Interconnection Agreement, Plant Permits, and all applicable Laws;

                  (vi) Provide site-specific Plant Manuals related to operation of the Plant including operations and maintenance procedures, and policies and procedures related to administration, safety, training, environmental quality assurance and quality control, and water chemistry control. In order to facilitate the preparation of the Plant Manuals, Owner shall provide the following data and information to Operator seven (7) months prior to the Scheduled Date of Commercial Operation: (1) P&IDs of Plant systems,
                           (2) electrical drawings of Plant equipment, (3) logic diagrams, (4) control wiring diagrams and drawings,
                           (5) vendor manuals and drawings of Plant Systems and equipment, (6) hard copies of control System screens,
                           (7) Plant layout drawings, and (8) System descriptions;

                  (vii) Develop an overall plan for the operation of the Plant including procedures to be developed and implemented, in accordance with the Project Agreements, Plant Permits, all applicable Laws and environmental controls, and submit for Owner approval;

                  (viii) Prepare the Pre-Commercial Operating Budget nine (9) months prior to the Scheduled Date of Commercial Operation and submit it for Owner approval;

                  (ix) Work with the Owner and Construction Contractor to develop mutually agreeable procedures for Systems turnover, including appropriate tagging and lockout protocols;

                  (x) Under supervision of the Construction Contractor, support the Construction Contractor with Plant startup and testing activities. Operator shall not be responsible to provide supervision, construction utilities, procure for, construct or direct startup of the Plant. This task includes operating the Plant under the direction of the Construction Contractor in accordance with the Construction Agreement and in accordance with this Agreement and operating and maintaining Plant Systems as they are turned over to Operator. Any disagreement between Operator and Construction Contractor with respect to Operator's obligations shall immediately be referred by Operator to Owner's Representative;

                  (xi) Perform routine maintenance and scheduled maintenance actions on Plant Systems and equipment as they are turned over to Operator;

                  (xii) Prepare a maintenance plan for the Plant to include planning for Scheduled Outages, handling of Forced Outages, preventive and predictive maintenance philosophy, and implementation of the Long Term Service Agreement;

                  (xiii) Prepare lists of the initial inventory of tools and spare parts to be purchased for maintenance and repair of the Plant and its equipment. Set up the Owner/Operator-approved procurement system at the Plant and purchase as agent for Owner the initial inventory of tools, spare parts, consumables, and other supplies required for operation and maintenance of the Plant;

                  (xiv) Set up and implement the inventory control system for the Plant. Install computer software as required, train user personnel, integrate the software with the Plant's purchasing and accounting systems and initiate vendor contacts;

                  (xv) Recruit, hire, transfer, or otherwise obtain qualified personnel in accordance with the Owner-approved mobilization plan prepared by Operator for the Plant;

                  (xvi) Implement all personnel and human resources functions including payroll, personnel records, benefit plans, and insurance, and establish an Owner-approved employee relations and community relations program;

                  (xvii) Set up and implement in accordance with the requirements of the Owner, and government agencies, the Owner/Operator-approved accounting and payroll systems, and Plant performance monitoring systems at the Plant. Install computer software as required, train office personnel and initiate all reporting systems for accounting, budgeting and Plant performance;

                  (xviii) Develop an Owner approved Plant safety program and implement Plant safety procedures in accordance with the Plant safety manual;

                  (xix) Review all Plant processes and equipment for their impact on water chemistry/environmental control and develop an overall plan and reporting system for the Plant chemistry program;

                  (xx) Prepare a plan nine (9) months prior to the Scheduled Date of Commercial Operation to conduct initial training of Plant personnel and submit it to Owner for Owner approval. This pre-operational training shall include, among other things, the following subjects: Plant overview, Plant systems, major equipment items, Plant safety, Plant environmental, Plant emergency response, Plant control and emission monitoring systems, water chemistry control, and integrated Plant operations. Prepare training materials, conduct classes, conduct system walkdowns, and coordinate vendor training with overall operator and maintenance training program. Training shall be scheduled to be completed in time for Plant personnel to support Plant startup and testing activities;

                  (xxi) Send selected operations and maintenance personnel to outside specialty schools to develop the skills required for proper operation and maintenance of the Plant;

                  (xxii) Implement an employee qualification program that will ensure continuous certification/qualification of all operations and maintenance personnel;

                  (xxiii) Set up a regulatory reporting program in accordance with the Plant Permits and all applicable Laws;

                  (xxiv) Develop a Spill Prevention Control and Countermeasure Plan that meets the requirements of 40 CFR Part 112 and other applicable Laws;

                  (xxv) Prepare a Solid and Hazardous Waste Management Plan that describes the management of Plant-generated wastes and meets all applicable Laws;

                  (xxvi) Prepare a plan to comply with Federal, State and local noise standards and regulations;

                  (xxvii) Establish contact with PECO, General Electric International Incorporated and the Utility and maintain good working relations with each of such entities;

                  (xxviii) Create a filing system to store and retrieve all
                           information related to design, operation and maintenance of the Plant;

                  (xxix) Procure, for the account of the Owner, all Materials, equipment, chemicals, supplies, services, and parts required for daily operation and maintenance of the Plant in accordance with the Owner-approved Pre-Commercial Operating Budget;

                  (xxx) In the event of personal injury or property damage accident or incident, or mechanical failure or breakdown at the Plant, act in accordance with Prudent Utility Practice to minimize personal injury or property damage accident or incident or mechanical failure or breakdown at the Plant and to mitigate any loss, injury and damage resulting from such event provided that Operator shall be compensated by Owner for reasonable costs outside the Pre-Commercial Operating Budget incurred by Operator in complying with this Section 2.3(a)(xxx); and

                  (xxxi) Provide such other reasonable functions and services as may be directed by Owner. Prior to implementation of any such functions and services, Owner shall agree to an appropriate amendment to the Pre-Commercial Operating Budget covering any incremental operating expenses to be incurred by Operator.

         (b)      COMMERCIAL OPERATING PERIOD

                  During the Commercial Operating Period, Operator will operate and maintain the Plant in accordance with the standards set forth in this Agreement. Operator shall continue applicable services of the Pre-Commercial Operating Period and, without limitation of its other obligations contained herein, shall:

                  (i) Provide assistance to Owner pursuant to this Agreement, including the preparation and coordination of warranty claims, insurance claims, and license and permit renewals;

                  (ii) Maintain a filing system and update all Plant Manuals and vendor service manuals, and arrange for updating Plant facilities/System drawings to reflect the Plant's current "as-built" configuration;

                  (iii) Prepare annual Operating Budgets in accordance with this Agreement. Report to Owner monthly on the status of the Operating Budget and process budget variance reports, as required. To the extent Operator has the information, Operator will meet requirements of Owner for providing information to Lenders regarding the operation of the Plant as set forth in the Credit Agreement;

                  (iv) Perform or arrange for all maintenance required on all Plant Systems and equipment;

                  (v) Maintain a predictive maintenance program and oversee services provided by the predictive maintenance Subcontractor and perform routine testing, record keeping and performance/failure reporting activities;

                  (vi) Arrange for scheduled inspections and overhauls on major equipment items in accordance with the Long Term Service Agreement and other maintenance schedules. This shall include subcontracting for major repairs between Owner and equipment suppliers in accordance with the Owner's instructions and/or coordinating unplanned maintenance and planned maintenance under the Long Term Service Agreement;

                  (vii) Arrange for necessary janitorial, garbage pickup, snow removal, and landscape services and maintain all access roads within the Plant Site in good repair and open to traffic at all times;

                  (viii) Schedule, coordinate and implement, as required, calibration/testing of all gauges, meters and recording devices related to the consumption of fuels and water, and to the sale of electricity;

                  (ix) Recruit, hire, transfer or otherwise obtain and retain qualified personnel to maintain the staffing levels and skill mix required for successful long-term operation of the Plant;

                  (x) Implement accounting procedures for the Plant including payroll, cash disbursements and journals, client accounting, accounts payable and fixed asset management;

                  (xi) Implement a cost-effective inventory control system and install a computerized inventory management system designed to ensure that equipment, spare parts, Materials, supplies and tools are properly stored, maintained in operable condition and accounted for and that adequate supplies are available at all times to support daily operation and maintenance of the Plant;

                  (xii) Install and commission a computerized maintenance management system to effectively plan and control maintenance operations for the Plant, including emergency maintenance, corrective maintenance, preventative maintenance, safety inspections and Scheduled Outages. The inventory control and management system and maintenance management system will be fully integrated with the Plant's purchasing and accounting systems.

                  (xiii) Conduct a community relations program with activities coordinated with Owner and an employee relations program designed to maintain an enhanced image of the Plant in the community and maintain good employee relations;

                  (xiv) Prepare and submit periodic reports relative to daily operation and maintenance of the Plant including environmental compliance records, maintenance and repair status, Plant operating data, and any other information reasonably requested by Owner;

                  (xv) Implement Spill Prevention Control and Countermeasure Plan in compliance with the requirements of 40 CFR
                           Part 112 and other applicable Laws;

                  (xvi) Comply with all applicable Laws regarding solid and hazardous wastes;

                  (xvii) Comply with Federal, State and local noise standards and regulations;

                  (xviii) Implement, or arrange for implementation of, Plant security measures in accordance with an Owner-approved Plant security plan;

                  (xix) Implement a Plant safety program and report any injuries in accordance with the requirements of Law and to Owner;

                  (xx) Implement a continuing program of training designed to orient new employees, refresh/cross-train existing employees, qualify/re-qualify operating personnel, and keep all Plant personnel abreast of Plant safety and environmental requirements and emergency procedures;

                  (xxi) Send new/replacement operations and maintenance personnel to outside specialty schools to maintain the skill levels required for proper operation and maintenance of the Plant. Examples: I&E technicians to DCS School and mechanics to turbine maintenance school;

                  (xxii) Implement a Plant chemistry program which shall include minimizing chemical use and maximizing resin life;

                  (xxiii) Recommend Plant improvements and supervise contractors, subcontractors and suppliers; and

                  (xxiv) Provide such other reasonable functions and services as may be directed by Owner.

2.3.2    OPERATING AND MAINTENANCE REPORTS

         (a) Operator shall report to Owner electronically or in writing, on a monthly basis, the following information:

                  (i) Hourly, daily and weekly electric energy generated and the electric energy exported from the Plant to the Utility grid and in total;

                  (ii) Hourly, daily and weekly fuel consumption (natural gas and fuel oil) stating by unit fuel flow and calorific value;

                  (iii) Daily and weekly makeup water received and pipeline status;

                  (iv) Weekly and monthly consumption of chemicals for water treatment plant;

                  (v)    Annual inventory accounting;

                  (vi)   Daily personnel status;

                  (vii) Records and results of any performance test requested pursuant to Section 2.7(b) of this Agreement;

                  (viii) Emissions data in support of federal and state and
                         local reporting requirements;

                  (ix) Wastewater effluent data in support of federal, state and local permits; and

                  (x) Any other information and report regarding the operation of the Plant reasonably requested by Owner or required by the Power Purchase Agreement; and

                  (xi) All significant maintenance activities, summarized on a monthly basis.

         (b) Operator shall maintain performance data in accordance with the then current standard Generating Availability Data System
                  (GADS) of the North American Electric Reliability Council
                  (NERC) and/or similar requirements. All GADS data is to be reported on a monthly basis to Owner.

2.3.3    OPENING THE INTERCONNECTIONS

         Operator shall immediately open the electrical connection between the Plant and the Interconnection Facilities upon request of Owner when inspection of the Plant has revealed a lack of maintenance or the records required by this Agreement, if Operator has been notified by Owner of such lack, and such lack has not been corrected within a reasonable period considering the circumstances of each request after such notice.

2.3.4    STAFFING

         Operator shall staff the Plant with experienced and competent personnel to monitor, operate and maintain the equipment, train and supervise personnel in the specific operation of the Plant in accordance with the equipment and the Project Agreements, and staff the control room of the Plant with at least one qualified operator during all hours when the Plant and/or switchyard is in operation.

2.3.5    GENERAL OPERATION

         Operator shall operate the Plant on a continuous, reliable and sustained basis and in a good and workmanlike manner in accordance with: (i) the terms and conditions of this Agreement and the Project Agreements, (ii) the Plant Manuals and written procedures, (iii) generally accepted practices for the operation of similar facilities,
         (iv) all equipment manufacturers' recommended procedures and warranties, (v) Prudent Utility Practice, (vi) applicable Law, (vii) the limitations of the design and construction of the Plant, (viii) Plant Permits and (ix) the requirements of insurance policies applicable to the Plant.

2.4      ELECTRICAL GENERATING OPERATIONS

2.4.1    ENERGY DELIVERY

         Operator shall operate the Plant so that all electrical energy generated at the Plant and delivered to PECO at each Point of Delivery shall be in accordance with the Power Purchase Agreement.


2.4.2    COORDINATION WITH PECO

         (a) Owner shall notify PECO and the Utility of the identity of and contact information for Operator's Representative. Operator's Representative so designated will be authorized by Owner to administer the terms of these Sections 2.4.2 and 2.4.3 with any representatives properly designated by PECO and/or the Utility.

         (b) Operator shall maintain 24-hour telephone numbers (voice and fax) that can be used by representatives of PECO and the Utility to contact Operator's Representative.

         (c) Notification under Sections 2.4.2 and 2.4.3 shall be by telephone followed by telecopy unless explicitly stated otherwise for a particular application.

         (d) Operator shall timely perform all of the obligations and requirements of Owner set forth in the Power Purchase Agreement in order to coordinate scheduling with PECO. Operator will work with PECO prior to Commercial Operation to develop reliable telephone dispatch procedures for intra-day scheduling which will ensure that telephonic dispatch notices are not given by or on behalf of PECO without proper authorization. Operator is entitled to rely upon telephonic dispatch orders which it believes in good faith to have been properly authorized by PECO.

         (e) Operator shall operate the Plant on a continuous, reliable and sustained basis until the end of the Commercial Operating Period, subject to the following:

                  (i) Shutdowns or interruptions at the direction of Owner, PECO or the Utility; and

                  (ii)     Displacements and outages in accordance with Section
                           2.4.3. Operator shall, with Owner, PECO and the Utility, coordinate operation of the Plant with the Utility's electric system in accordance with Sections 2.4.2, 2.4.3 and 2.4.4.

2.4.3    PLANT MAINTENANCE AND SCHEDULED OUTAGES

         (a)      SCHEDULED OUTAGES

                  (i) LONG TERM PREVENTIVE MAINTENANCE PROGRAM. Within ninety (90) days after Commercial Operation, Operator, with the approval of Owner, will furnish PECO with a long-term preventative maintenance program for each major item of equipment constituting a part of the Plant. Such program shall reflect planned outages for inspection, repair, maintenance and overhaul and will be based, at least in part, on manufacturer's recommendations and may be altered, with the approval of Owner, from time to time by reason of later manufacturers' releases pertaining to major items of equipment of the Plant and Plant operating experience.

                  (ii) ANNUAL FORECAST OF SCHEDULE OUTAGE. No later than ninety (90) days prior to April 1 of each Year, Operator shall submit to PECO a schedule, as approved by Owner, for the annual maintenance for the next five (5) Contract Years and the level of capacity available, if any, during such maintenance. The annual maintenance will be scheduled in accordance with the provisions of the Power Purchase Agreement and submitted to

                           PECO for approval in accordance with the Power Purchase Agreement. In the event that PECO does not approve the proposed annual maintenance schedule, Operator shall work with PECO to arrive at an annual schedule which is acceptable to PECO and Owner.

                  (iii) RESCHEDULING OF OUTAGES. Operator, with the approval of Owner, may shift the start date of an outage up to seven (7) days, or extend a Scheduled Outage by up to seven (7) days, by providing PECO with written notice forty-five (45) days before the earlier of the original Scheduled Outage start date or the new Scheduled Outage start date, unless the change in the outage start date or duration would result in more units of the Plant being in a Scheduled Outage than would have occurred under the original schedule, in which case Operator will provide PECO with sixty-five
                           (65) days prior written notice for the outage change.

                  (iv) NOTIFICATION. Not less than seven (7) days prior to a Scheduled Outage, Operator shall notify PECO and the Utility of the timing, expected duration and the impact upon the Plant output. Prior to reducing the Plant output for a Scheduled Outage, Operator shall notify PECO and the Utility of the latest information regarding the timing, the rate at which the Plant will be removed, or ramped down, from service, expected duration and the impact upon Plant output. During the Scheduled Outage, Operator shall notify PECO and the Utility of any changes to the expected duration of the Scheduled Outage as soon as practicable.

                  (v) RETURN TO SERVICE. Operator shall notify PECO and the Utility prior to returning the Plant to service following a Scheduled Outage. Operator shall notify Owner of all plans to return the Plant to service, but shall not let such notification delay returning the Plant to service. Such notification shall include the timing of the start-up and the rate at which the Plant will be returned, or ramped up, to service.

         (b)      FORCED OUTAGE

                  (i) NOTIFICATION. Upon the occurrence of an event necessitating a Forced Outage, Operator shall as soon as practicable notify PECO, the Utility and Owner of the reason, timing, expected duration, the impact upon Plant output, and the scheduling flexibility of each Forced Outage.

                  (ii) UPDATES. During any Forced Outage, Operator shall notify Owner, PECO and the Utility of any changes to the expected duration of the outage as they become known.

                  (iii) RETURN TO SERVICE. Operator shall not return the Plant to service following a full or partial outage without notifying PECO and the Utility. Operator shall notify Owner of all plans to return the Plant to service, but shall not let such notification delay returning the Plant to service. Such notification shall include the timing of the start-up and the ramp up rate of that portion of the Plant returning to service.

         (c)      OUTAGE REPORTS

                  PECO may, from time to time, request a report of the cause of any Plant outage and the actions taken by Operator to correct the situation. Operator shall provide such reports upon request of PECO and with Owner approval.

2.4.4    OPERATION ON BACKUP FUEL

         During the period of any interruption of the Plant's primary fuel supply, Operator shall include, with hourly generation forecasts prepared under Section 2.4.2(d), updated estimates of the remaining backup fuel supply.

2.4.5    METERING

         (a) Operator shall perform all inspections and testing of meters required of Owner under the Interconnection Agreement in accordance with the requirements of such agreement and shall provide the Utility and PECO with access to observe such inspection and testing, as applicable. Operator, with approval from Owner, may request a Utility to perform additional tests of its meters at any time.

         (b) The Utility is to give reasonable notice to Operator of the time when any inspection or test of relevant meters shall take place, and Operator and PECO may have representatives present at the test or inspection.

2.4.6    DISCONNECTION BY UTILITY

         The Utility has the right to disconnect the Plant from the Utility's electric system or interrupt, suspend or curtail delivery, receipt or acceptance of delivery of energy at the applicable Points of Delivery in accordance with the provisions of the applicable Interconnection Agreement. Operator shall notify Owner immediately of any notice from the Utility of any such disconnection, interruption, suspension or curtailment and of the reasons for any such disconnection, interruption, suspension or curtailment.

2.4.7    INSPECTION

         Operator shall permit PECO to be present at the capacity test of the Plant pursuant to Section 5.01 of the Power Purchase Agreement.

2.4.8    ACCESS

         Operator shall provide PECO and the Utility the right of sufficient access to the Plant for those purposes provided in the Power Purchase Agreement and the Interconnection Agreement, as applicable. Owner shall receive reasonable advance notice from Operator of any access required under this Section. Further, Operator shall provide such access subject to limitations required by Prudent Utility Practice.

2.4.9    INSPECTION OF CHARTS AND RECORDS

         The charts and records from the Metering Equipment shall remain the property of Owner and shall be kept on file by Operator for a period of not less than six (6) years. At any time, upon request of the Owner, the Operator will submit records and charts from the Metering Equipment, together with calculations therefrom, for inspection, verification and copying by Owner.

2.5      PROCESS WASTE WATER DISPOSAL

         (a) Operator shall comply with the wastewater discharge permit for the Plant and those agreements entered into by Owner with adjacent landowners.

         (b) Process wastewater will be metered and sampled by Operator within the Plant according to requirements of the agencies issuing wastewater permits. Operator will monitor ground water quality according to any applicable requirements of the wastewater discharge permit for the Plant and those agreements entered into by Owner with adjacent landowners.

         (c) Operator shall operate, inspect, repair and maintain all equipment, structures and work necessary for the processing and delivery of the Plant waste water from the Plant in accordance with the limitations and specifications of any wastewater permit and all other Laws regarding water disposal now and hereafter in effect.

2.6      PLANT MAINTENANCE

         Operator shall perform Maintenance Services (as defined below) pursuant to Prudent Utility Practice and in a good and workmanlike manner, with competent personnel trained and experienced in those services which they perform, in accordance with: (i) the terms and conditions of this Agreement and the Project Agreements, including the Long Term Service Agreement, (ii) the Plant Manuals and written procedures, (iii) generally accepted practices for the maintenance of similar facilities,
         (iv) applicable Laws and Plant Permits, (v) manufacturer's recommended procedures and tolerances, and (vi) proper safety procedures and requirements for such services.

         With respect to the Maintenance Services, Operator agrees that no used parts, equipment or components will be used without the consent of Owner. Operator shall secure, when possible, the regular and extended manufacturer/supplier warranties for new parts and equipment without additional cost. Operator shall secure regular warranties for used parts and equipment whenever possible. Operator shall cooperate with Owner to enforce manufacturer/supplier parts and equipment warranties.

         (a) As used in this Agreement, the term "Maintenance Services" has reference to the Plant, the Site and the Plant wastewater and communication lines to the Utility's substation
                  (excluding the items for which the Utility is responsible under the Interconnection Agreement) and means, in relation to the Plant, normal maintenance services required in order to keep the Plant in good working order and prevent the Plant from prematurely deteriorating or wearing out. Such normal maintenance services include visual inspection of the Plant, cleaning and lubrication of parts thereof as required, keeping the Plant Site safe and free of debris, and taking of any other generally accepted protective measures with respect thereto. Operator shall repair or replace those parts of the Plant which have worn out, deteriorated or ceased to function properly so as to restore the component being replaced or repaired to good working order. Operator shall procure on behalf of the Owner such special tools, toolings and assembly devices as are required to perform such services after obtaining budget approval from Owner. Operator shall be responsible for all the repairs, replacements, maintenance and upkeep of the Site, the Plant and all other structures located thereon including, without limitation: structural repair and interior and exterior maintenance of buildings; repair of access and Site roads or sidewalks; upkeep of trees, underground systems and appurtenances, shrubbery, lawns or other aesthetic improvements to land; and upkeep of sewers and drainage systems.

         (b) Operator will furnish Owner as part of each annual Operating Budget its long-term (not less than five (5) years) preventive maintenance program for each major item of equipment of the Plant reflecting Scheduled Outages for inspection, repair, maintenance and overhaul and coordinated with the provisions of the Long Term Service Agreement. Such program will be based, at least in part, on manufacturers' recommendations and may be altered from time to time, upon mutual agreement of Owner and Operator, by reason of more recent manufacturers' releases pertaining to major items of equipment of the Plant and experience of Operator in operating the Plant; Owner or Operator will promptly advise the other of any such changes. The specific times for Scheduled Outages of the Plant will be scheduled annually in advance by agreement of Owner and Operator so as to coordinate Scheduled Outages with PECO as described in
                  Section 2.4.3(a) of this Agreement. Owner may, upon reasonable advance written notice to Operator, require Operator to adjust the projected time schedule for such major Scheduled Outages (other than emergency repairs) as necessary in order to comply with Owner's obligations under the Long Term Service Agreement, the Power Purchase Agreement and other Project Agreements.

2.6.1    MONTHLY MAINTENANCE REPORTS

         Operator shall provide Owner on a monthly basis with a written report in a form acceptable to Owner of all repairs, replacements or maintenance performed on the Plant or any portion thereof within the previous month and of all major repairs or maintenance projected during the next month, together with the projected time schedule for such intended major repairs or maintenance. With respect to any such repair, replacement or maintenance performed, the report shall specify the equipment repaired, replaced or maintained and the reason therefor.

2.7      INVENTORY AND TESTED CAPACITY

         (a) Operator, as agent for Owner, shall purchase with Owner's approval an adequate initial inventory of spare parts, tools and supplies, the adequacy of such inventory to be determined with reference to the recommendations of Operator, equipment manufacturers and providers of extended service agreements including the Long Term Service Agreement and to minimize the duration of outages. Operator shall provide Owner on an annual basis a written report, in a form reasonably acceptable to Owner, of all spare parts, tools and supplies.

         (b) On an annual basis in accordance with the Power Purchase Agreement, at the direction of Owner, Operator shall determine the electrical output capability of the Plant ("Tested Capacity"). Owner, at any time, may request and Operator shall perform a performance test of the Plant using in-place station meters. Determination of Tested Capacity shall be in accordance with the procedures set forth in the Power Purchase Agreement.

         (c) Owner shall be given reasonable prior notice by Operator of any performance test planned by Operator and shall have the right to have representatives present during any performance test. Operator shall furnish Owner with preliminary results within forty-eight (48) hours after any performance test is completed and final written results of any performance test within ten (10) days after the test is completed.

         (d) If either Owner or Operator determines that the performance test was conducted in a manner or under conditions that make the results of the test unrepresentative or inaccurate, then, upon written notice to Owner or Operator, as the case may be, which specifies the defects in the test and requests a retest, Operator will rerun the test, with the defects corrected, within a reasonable time after the notice; such notice must be given within ten (10) days after the test results are provided to Owner in a performance test final report.

         (e) Operator shall operate the Plant in synchronization with the Utility's system and subject to and in compliance with the then-current established guidelines of the Utility and subject to the Utility's reasonable directions. Operator shall be responsible for the proper synchronization of the Plant generators with the Utility's system. Operator shall indemnify Owner for loss due to damages to the Utility's physical plant, electric system, or equipment to the extent that any breach of this Agreement by Operator or negligence on the part of Operator causes improper synchronization. The provisions of Section 11 shall apply to this Section.

2.7.1    TESTS

         The tests to be performed by Operator shall include tests required under Project Agreements and other tests requested by Owner.

2.8      PLANT PERMITS

         As the same are procured, Owner will supply Operator with copies of all Plant Permits and copies of all applicable agreements with adjacent landowners. Operator shall become familiar with the Plant Permits and agreements with adjacent landowners. Operator shall operate and maintain the Plant, including the requirement to monitor, maintain quality assurance/quality control of monitoring equipment, keep records, notify proper authorities and Owner of any non-compliance, and report, with a copy to Owner, in such a manner as to comply with the Plant Permits and agreements with adjacent landowners.

3.       TERM OF THE AGREEMENT

3.1      TERM

         The primary term of this Agreement shall commence on the Effective Date and shall continue, subject to the provisions of this Agreement on termination, for a period of twenty-nine (29) years from the Date of Commercial Operation, except that the primary term shall automatically be extended thereafter in annual increments unless either Party notifies the other in writing no later than ninety (90) days prior to the end of the primary term or the anniversary of any subsequent extension term. The primary term and any extension term are sometimes collectively referred to herein as the "Term".

3.2 Both Owner and Operator shall have all rights provided by this Agreement, including their rights of termination, during any such extension.

4.       TESTING OF THE PLANT

4.1      ACCESS DURING TESTING

         Prior to the period when the Plant is being tested for Commercial Operation, Operator shall have personnel trained and prepared to assist Construction Contractor and Owner in determining Mechanical Completion as defined in the Construction Agreement and to start the Plant for testing ("Testing Period"). Operator shall be responsible for the startup support of the Plant at Commercial Operation under the direction of a start-up manager selected by the Construction Contractor. After testing, Operator's responsibilities in respect to the Systems shall commence pursuant to Section 2.3.1(b).

5.       COMPENSATION AND PAYMENT

5.1      OPERATING ACCOUNT

         Operator shall not be required to bear the expense of funding the reimbursable operating expenses to the extent approved in the Operating Budget. Owner shall establish a bank account ("Operating Account") for the funding of reimbursable operating expenses. Owner shall deposit, once each month, sufficient funds in the Operating Account to cover all expenses set forth in the approved Operating Budget and anticipated to be paid during such month. Operator shall nominate officers or employees of Operator, to be approved by Owner, who shall have the written authority to sign checks against the Operating Account. Operator's expenditures shall be made in accordance with the guidelines established by the Operating Budget. Operator shall not make any unauthorized expenditures or withdrawals from the Operating Account and shall be responsible for such sums. In the event that there are insufficient funds in the Operating Account to satisfy expenses set forth in the approved Operating Budget, Operator shall notify Owner of such condition immediately after Operator has notice or knowledge thereof and Owner shall immediately make sufficient funds available in the Operating Account to cover such expenses. Operator shall submit documentation to Owner of expenditures by the fifteenth (15th) day of the subsequent month for the previous month.

5.2      PRE-COMMERCIAL OPERATING PERIOD BUDGET AND COMPENSATION

         (a) Eleven (11) months prior to the Scheduled Date of Commercial Operation, Operator shall submit the anticipated costs associated with Operator's planned salary and benefit program to Owner for Owner's approval, which approval shall not be unreasonably withheld. If requested by Owner, and not later than thirty (30) days prior to the date upon which Operator is obliged to submit the Pre-Commercial Operating Budget (as defined below) to Owner, Operator and Owner shall meet to discuss the anticipated costs associated with planned salary and benefits program. The approved salary and benefits program shall form the basis for the pre-commercial operating budget (the "Pre-Commercial Operating Budget").

         (b) Nine (9) months prior to the Scheduled Date of Commercial Operation, Operator shall submit to Owner the Pre-Commercial Operating Budget for approval by Owner. Owner and Operator shall use all reasonable efforts to resolve all budget differences. All documented and approved costs described hereafter and included in the approved Pre-Commercial Operating Budget and costs not included in the Pre-Commercial Operating Budget but approved by Owner, which are incurred by Operator pursuant to this Agreement, shall be paid through the Operating Account: (i)(A) the actual payroll cost in accordance with the approved Pre-Commercial Operating Budget, for all of Operator's employees involved in the operation of the Plant, including paid absences; (B) the cost of payroll burden in accordance with the following: (1) the actual cost of payroll taxes, unemployment, insurance, and disability/workers' compensation insurance; (2) the actual cost of medical/dental/vision, life, long term disability and accidental death and dismemberment insurance; (3) the actual cost of the retirement and 401(k) plans, including plan administration expenses, provided that such cost shall not exceed nine percent (9%) of the actual payroll cost described in Section 5.2(b)(i)(A) above; and (4) the actual cost of any Owner-approved employee assistance and education assistance plans, and (C) specific additional costs approved by Owner in the Pre-Commercial Operating Budget; (ii) non-labor expenses directly related to the operation of the Plant as follows: (A) the actual cost of insurance premiums for coverage required by Section 10, including deductibles and self-insured retentions for loss directly arising out of the Scope of Services, if paid by Operator, except as otherwise provided in Section 5.2(c), (B) the relocation and recruitment costs of employees, (C) training costs approved by Owner, (D) costs for community and employee relations services provided by non-Operator personnel approved by Owner, (E) all costs, including attorneys' fees, expenses and judgments and advisor costs associated with union and organizing activities and contesting such activities and (F) all costs associated with Plant employee disputes and litigation, including attorneys' fees, expenses and judgments and (iii) costs for non-incidental services related directly to the operation of the Plant approved by Owner at rates approved by Owner. In addition to the above costs during the Pre-Commercial Operating Period, Operator shall invoice
                  Owner within fifteen (15) days of the commencement of the Pre-Commercial Operating Period, for the amount of Seventy-Five Thousand Dollars ($75,000) to cover all costs of overhead during the Pre-Commercial Operating Period ("Fixed Management Fee") which amount shall be paid to Operator by Owner within twenty-five (25) days of receipt of invoice.

         (c) During or prior to the Pre-Commercial Operating Period, Owner and Operator shall mutually agree upon the incentive criteria for the Operator to earn an Incentive Fee (defined in Section 5.4(b) during the Pre-Commercial Operating Period and Owner shall advise Operator of the information required to be submitted by Operator to enable Owner to determine the amount of the Incentive Fee. The maximum value of the Incentive Fee shall be Seventy-Five Thousand Dollars ($75,000). The Incentive Fee criteria shall include, but not be limited to, the performance of Operator in following a manpower plan, availability of the Plant during the Pre-Commercial Operating Period, training personnel to run the Plant and the ability of Operator to control spending in accordance with the approved Pre-Commercial Operating Budget. The Incentive Fee shall be paid to Operator within twenty (20) days after Owner receives the information provided by Operator to determine the amount of such Incentive Fee earned.

5.3      OPERATING BUDGET

         (a) Ninety (90) days prior to the Scheduled Date of Commercial Operation, Operator shall prepare and submit to Owner an Operating Budget for approval by Owner for the period from the Date of Commercial Operation until December 31 of the Year in which the Date of Commercial Operation occurred which shall include information required by the Credit Agreement. After the Date of Commercial Operation and at least one hundred twenty (120) days prior to the effective date of each annual budget, Operator shall submit to Owner a budget, which shall include the information required by the Credit Agreement, for approval by Owner for the next Year. Such budget shall be for all reimbursable costs to be incurred in the operation of the Plant and shall include, but not be limited to, all reimbursable labor costs, expendable supplies, parts, office equipment and supplies, training and travel expenses, tools, subcontract maintenance, insurance and chemicals required to operate the Plant in accordance with this Agreement ("Operating Budget"). Owner and Operator shall use all reasonable efforts to resolve all budget differences. If, with respect to any operating year, Owner and Operator do not resolve all budget differences, the most recently approved Operating Budget (escalated by three and one-half percent (3.5%)), without regard to amounts budgeted for extraordinary or non-recurring items, but including all costs for the Long Term Service Agreement and all contingency funds, shall be applicable until an Operating Budget is approved for such operating year.

         (b) During any Operating Budget period Operator may request Owner to approve an increase or decrease in the approved Operating Budget, which approval shall not be unreasonably withheld. Operator shall not make a change in the quality of the services and/or equipment, alter the Scope of Services or alter the equipment described in the approved Operating Budget without the written consent of the Owner.

         (c) Operator shall make payments from the Operating Account only for expenses which are in the approved Operating Budget or which are approved in writing by Owner.

         (d) For the purposes of reviewing the performance of Operator in managing the Operating Budget, such reimbursable costs as fuel, service fees charged by the

                  Utility, property and ad valorem taxes, shall not be considered. Operator will include and report all costs to Owner as a part of the Operating Budget.

5.4      COMPENSATION DURING COMMERCIAL OPERATING PERIOD

         (a) During the Commercial Operating Period, the following actual expenses shall be included in the annual Operating Budget and paid through the Operating Account: (i)(A) the actual payroll cost included in the approved Operating Budget, for all Operator's employees directly involved in the operation of the Plant, including paid absences in accordance with Operator's normal policy; (B) the cost of payroll burden in accordance with the following: (1) the actual cost of payroll taxes, unemployment insurance premiums, and disability/workers' compensation insurance premiums; (2) the actual cost of medical/dental/ vision, life, long term disability and accidental death and dismemberment insurance premiums; (3) the actual cost of the retirement and 401(k) plans, including plan administration expenses, provided that such cost shall not exceed nine percent (9%) of the actual payroll cost described in Section 5.4(a)(i)(A) above; and (4) the actual cost of any Owner-approved employee assistance and education assistance plans, and (C) specific additional costs approved by Owner in the Operating Budget; (ii) non-labor expenses directly related to the operation of the Plant as follows: (A) the actual cost of insurance premiums for coverage required by Section 10, including deductibles and self-insured retentions for loss directly arising out of the Scope of Services, if paid by Operator, (B) the relocation and recruitment costs of employees, (C) training costs approved by Owner, and (D) costs for community and employee relations services provided by non-Operator personnel and approved by Owner, (E) all costs, including attorneys' fees, expenses and judgments, and advisor costs associated with union and organizing activities and contesting such activities, and (F) all costs associated with Plant employee disputes and litigation, including attorneys' fees, expenses and judgments; and (iii) costs for non-incidental services related directly to the operation of the Plant approved by Owner at rates approved by Owner. In addition to the above costs, Owner shall pay to Operator an annual Fixed Management Fee of Two Hundred Twenty-Five Thousand Dollars ($225,000). Operator shall invoice Owner for the annual Fixed Management Fee at the rate of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) per month adjusted annually in accordance with Section 5.6(a) to cover all costs of overhead which amount shall be paid to Operator by Owner within twenty-five (25) days of receipt of invoice.

         (b) Annually during the Commercial Operating Period, Operator shall be eligible to earn an incentive fee which shall be paid on the basis of Owner's assessment of Operator's performance against mutually agreed upon incentive criteria including, but not limited to, Operator's ability to maintain spending within the Operating Budget and manage the operation of the Plant in an effective, efficient and professional manner ("Incentive Fee"). The maximum value of the Incentive Fee to be earned for the first full Year of the Commercial Operating Period and each subsequent Year of this Agreement shall be One Hundred Thousand Dollars

                  ($100,000) for each such period and shall be adjusted annually for escalation in each subsequent Year in accordance with
                  Section 5.6(b). Each month the Incentive Fee will be invoiced and paid at five percent (5%) of the maximum Incentive Fee value for the current Year and in the event Operator does not earn at least sixty percent (60%) of the maximum Incentive Fee, then the unearned portion shall be returned to Owner. The incentive criteria shall be determined prior to the beginning of each Year other than the first partial year of the Commercial Operating Period. The criteria for such partial year will be developed seven (7) months prior to the Date of Commercial Operation. Concurrently with developing the incentive criteria, Owner and Operator shall develop the type of information and the method of reporting to be used by Operator to enable Owner to determine the amount of the Incentive Fee. Operator's performance shall be evaluated and reviewed with Operator on a quarterly basis. If Owner requests additional information, Owner shall notify Operator within seven (7) business days after receipt of the information by Owner. The Incentive Fee earned for the Year shall be paid to Operator within twenty (20) days after Owner receives acceptable information or within twenty (20) days after the expiration of such seven (7) business days if no request for further information is made by Owner. In the event that the period of Operator's performance being assessed by Owner ends other than at the end of a calendar year, Owner shall pay Operator for the earned Incentive Fee within sixty (60) days of the end of such period. In the event that the period of Operator's performance being assessed by Owner is less than a full calendar year, the maximum Incentive Fee available for payment to Operator shall be prorated on the basis of the number of days in the period of Operator's performance being assessed in relation to the number 365. The maximum Incentive Fee available for payment to Operator shall be adjusted annually for escalation in accordance with Section 5.6(b).

         (c) For each Contract Year during the Commercial Operating Period, there shall be an availability adjustment which shall vary with the performance of Operator in maintaining the Annual Availability Percentage for the Plant during the Contract Year (the "Availability Adjustment"). If the Annual Availability Percentage for the Contract Year is greater than ninety-seven percent (97%) Operator shall be paid an Availability Adjustment determined from the formula:

                                    [(A-97%) x 100/100%] x $25,000

                  where A is the Annual Availability Percentage for such Contract Year.

                  If the Annual Availability Percentage for the Contract Year is less than ninety-seven percent (97%), Operator shall pay an Availability Adjustment to Owner determined from the formula:

                                    [(97%-A)x100/100%] x $25,000

                  where A is the Annual Availability Percentage for such Contract Year, provided that for purposes of such formula, A shall not be less than ninety-three percent 93%.

                  The maximum value of the Availability Adjustment to be paid shall be Seventy-Five Thousand Dollars ($75,000) with the maximum value adjusted annually for escalation in accordance with Section 5.6(b).

                  Operator shall provide Owner with all information requested by Owner to determine the Availability Adjustment. The Availability Adjustment shall be paid annually by Owner or Operator, as applicable, within thirty (30) days after the end of each Contract Year. For any Contract Year of more or less than 365 days duration, the amount of the Availability Adjustment shall be adjusted by multiplying the Availability Adjustment by a fraction, the numerator of which is the number of days in such Contract Year and the denominator of which is the number 365.

5.5      DETERMINATION OF AVAILABILITY PERCENTAGES

         (a) The "Annual Availability Percentage" shall mean the Annual Availability Percentage for the Contract Year as determined pursuant to the Power Purchase Agreement.

         (b) For purposes of computing the Availability Adjustment payable by Operator to Owner as set forth in Section 5.4(c), adjustments shall be made in the computation of the Annual Availability Percentage so that Operator is in no way penalized or disadvantaged by unavailability of the Plant due to (i) turbine malfunction (the cause of which is not contributed to by Operator), (ii) unavailability of natural gas as fuel for the Plant caused by a failure of gas supply or transportation, or (iii) the inability to export energy from the Plant because of the unavailability of a Utility's transmission system.

5.6      ADJUSTMENT FOR ESCALATION

         (a) The amount of the Fixed Management Fee, as set forth in Sections 5.2(b) and 5.4(a) shall be adjusted annually. The annual adjustment of each amount shall be in accordance with the following equation:

                    FIXED MANAGEMENT FEE X (INDEX IN YEAR N)

                                   Base Index

                  The Base Index shall be Compensation per Hour-Non farm Business for the Year 1999 as reported by the Department of Labor, Bureau of Labor Statistics. The Index in Year N represents the value of the index in each Year subsequent to Year 1999. Since the index value may be revised after the initial reporting, any effects of revision shall be made for the prior year and credited or debited from future payments. If no future payments are pending, then Owner and Operator shall reconcile the difference within one hundred eighty (180) days of first reporting of the index using the most current value. In no year shall the value of the Fixed Management Fee be less than the previous Year.

         (b) The maximum annual amounts of the Incentive Fee, the Availability Bonus and the Availability Adjustment shall be escalated by three and one-half percent (3.5%) per Year compounded on the first day of each Year beginning with January 1, 2001.


6.       FURTHER AGREEMENTS

6.1      LICENSES, APPROVALS AND PERMITS

         Owner shall be responsible for obtaining and maintaining all federal, state and local permits, authorizations, franchises, licenses and other approvals necessary for the Plant to be legally authorized to operate. Operator shall provide full and reasonable continuing cooperation in obtaining and maintaining in effect all such permits, authorizations, franchises, licenses and other approvals necessary to permit it to operate the Plant ("Plant Permits"). Operator shall review Owner's applications for accuracy and completeness, as required. Operator shall be responsible for obtaining and maintaining all permits, authorizations, franchises, licenses and other approvals required for performance of Operator's services under this Agreement.

6.2      FUEL AND WATER

         Operator shall report to Owner the daily volume of natural gas and fuel oil consumed and the correlation of such with the forecasted electric generation plan. Owner shall supply Operator with water of sufficient quality and quantity to permit the uninterrupted operation of the Plant.

6.3      ACCESS

         Owner shall provide Operator and the agents, employees, Subcontractors and consultants of Operator access to the Plant to perform the services under this Agreement, provided that Operator shall give Owner reasonable prior notice to approve access to the Plant of any persons (other than direct employees of Operator) that Operator proposes to give access to the Plant to perform such services. Owner will notify Operator at least two (2) hours prior to the need for employees of PECO or the Utility to access the Plant site. As of the submission of the Pre-Commercial Operating Budget, Operator shall furnish Owner with a list of the employees engaged in the day-to-day operation of the Plant and shall inform Owner prior to changes in the list.

7.       WARRANTIES

7.1      WARRANTY OF OPERATOR

         Operator warrants and represents that the services performed by Operator and/or Subcontractors and Agency Suppliers shall be done in a good and workmanlike manner in accordance with the requirements of this Agreement, Prudent Utility Practice and standard industry practice and in accordance with the Plant Manuals. Operator, Subcontractors and Agency Suppliers shall be competent and appropriately licensed, to perform services and/or furnish Materials and equipment. Operator shall monitor all services performed by Operator and Subcontractors and Agency Suppliers. Operator shall carry out its obligations under
         Section 14.2 and shall utilize its best judgment, recognizing Owner's interest, to obtain the best warranty reasonably available from each Subcontractor and Agency Supplier. Operator shall require and use reasonable efforts to verify that all parts and equipment furnished meet manufacturer's description specifications and performance specifications and that the Suppliers comply with the terms and conditions of their contracts. Operator shall pay Subcontractors and Agency Suppliers in a timely manner and, subject to Owner's prior approval, all disputes with Subcontractors and Agency Suppliers shall be resolved expeditiously by Operator. Operator shall cooperate with Owner in the prosecution of any claims against such Subcontractors and Agency Suppliers.

         Operator shall operate the Plant in compliance with the Interconnection Agreement. Operator shall indemnify Owner for loss due to damages to any Utility's physical plant, electric system, or equipment to the extent that any breach of this Agreement or the Interconnection Agreement by Operator, such indemnity to be limited to damage amounts not covered by Owner's insurance. The provisions of Section 11 shall apply to this Section.

         Operator warrants and agrees, and by submission of each reimbursement request or invoice for payment of Subcontractors (a "Request for Payment") rewarrants, that:

         (i) Title to all Materials (including spare parts, operating manuals and procedures, and consumables) covered by a Request for Payment will pass to Owner either by incorporation into the Plant in the case of parts and consumables or upon payment for any of such items, whichever occurs first;

         (ii) Materials covered by previous Requests for Payment are free and clear of liens, claims, security interests and encumbrances and upon payment for equipment and other services covered by a Request for Payment, no person shall have a right to file a lien against the Plant or have a claim or security interest with respect to such Materials and/or services; and

         (iii) No interest in nor encumbrance on any Materials covered by a Request for Payment will have been acquired or imposed or retained by Operator or any other Person performing any services or supplying any Materials with respect to the Plant.

7.2      REMEDIES

         Owner's remedies for Operator's breach of warranty set out in Section
         7.1 shall be the same as those set forth in this Agreement for default by Operator.

7.3      NO IMPLIED WARRANTIES

         ANY IMPLIED WARRANTIES BY OPERATOR OF MERCHANTABILITY, QUALITY, SUITABILITY AND FITNESS ARE EXCLUDED. OPERATOR'S WARRANTIES IN
         SECTION 7.1 ARE EXCLUSIVE AND IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED.


8.       TERMINATION OF AGREEMENT

8.1      OWNER TERMINATION

         Each right of Owner to terminate this Agreement, as set forth in this Agreement, is in addition to and not in lieu of any other right of Owner to terminate this Agreement. In the event of termination by Owner, Owner shall have the right to require Operator to remove itself, its employees, Subcontractors, and equipment from the Plant and the right to specify the Transition Period in accordance with Section 8.2(c).

8.2      OWNER TERMINATION EVENTS

         (a) At any time after the Effective Date of this Agreement, Owner may terminate this Agreement if the Plant is sold or leased to a third party (other than an Affiliate), or if Owner's interest in said Plant is sold to a third party (other than an Affiliate), or if the Plant or a material portion of the Plant is condemned or taken by a public authority by giving Operator at least thirty (30) days prior written notice.

         (b) Owner shall have the right to terminate this Agreement after thirty (30) days' notice to Operator if any of the following events occur, by delivering a written notice of termination to
                  Operator:

                  (i)      Operator undergoes a Bankruptcy Event;

                  (ii) Operator fails in any material respect to comply with applicable Laws or Plant Permits other than a failure to file any report required thereunder, or any Plant permit is lost or is no longer in effect by fault of Operator and is not subject to renewal (including by way of refusal by the permitting authority to renew any material Plant Permit as a result of an act or omission of Operator);

                  (iii) A material default or breach occurs (and is not cured or curable) under any Project Agreement as a result of any failure by Operator to comply with the provisions of this Agreement;

                  (iv) Operator fails in any material respect to obtain or maintain in effect any insurance required to be obtained by Operator under Section 10, and such failure continues for fifteen (15) days;

                  (v) Operator fails to pay any amount when due under this Agreement and such failure continues for fifteen (15) days;

                  (vi) Any lien or other encumbrance is filed against or attaches to the Plant or any portion thereof or the Plant Site as a result of any failure by Operator or any Subcontractor or any Agency Supplier to comply with the provisions of this Agreement and such lien or other encumbrance is not removed or appropriate security therefor is not provided within fifteen (15) days; or

                  (vii) Operator fails in any material respect to perform its obligations hereunder (other than any failure that is the subject of another event of default) and such failure continues for thirty (30) days after receipt from Owner of notice specifying such failure;

         (c) Owner has the right to specify a reasonable period not to exceed six (6) months following the effective date of termination of this Agreement as a period of transition ("Transition Period") during which Operator will continue to operate the Plant in accordance with this Agreement. During this Transition Period, Operator shall also cooperate with Owner in planning and implementing the closing of the Plant or cooperate with Owner's lessee or purchaser or a successor operator, as applicable to facilitate the transition. The Parties shall mutually agree to a schedule for the orderly removal of Operator from its operational responsibilities. Operator shall also provide Owner, Owner's lessee or purchaser or a successor operator (if such operator is some entity other than Owner) reasonable access to the Plant to facilitate the orderly transition of responsibilities.

         (d)      Upon Owner's  termination of this Agreement  pursuant to
                  Section 8.2(a) above and in addition to all reimbursement costs otherwise authorized under this Agreement, Operator shall be entitled to receive a termination payment (the "Termination Payment") equal to the sum of: (i) the direct cost reasonably incurred by Operator in withdrawing its personnel and retaining its personnel during the Transition Period (including any reasonable severance expenses and employee retainage bonus expenses incurred by Operator, if such expenses were approved by Owner in advance, which approval shall not be unreasonably withheld) are consistent with Operator's corporate policies and result solely from termination of this Agreement) from the Site and otherwise demobilizing its operations at the Plant, and (ii) the direct costs, including damages, attorney fees, expenses and judgments reasonably incurred by Operator in terminating contracts entered into by Operator with

                  Subcontractors to carry out Operator's contractual obligations under this Agreement. Operator shall not voluntarily modify or terminate any contract entered into by Operator pursuant to
                  Section 14.2 without the prior written consent of Owner, except as ordered by a court of competent jurisdiction. Operator shall document the costs claimed under clause (i) above to Owner's reasonable satisfaction and shall supply Owner with copies of the Subcontractor invoices covering amounts claimed under clause (ii) above. After the effective date of termination, Operator shall submit an invoice to Owner for the Termination Payment with the supporting information and documents referred to above and Owner shall pay such invoice within thirty (30) days after receipt of same unless it disputes certain elements thereof, in which event only the undisputed portion of the Termination Payment needs to be paid within such 30-day period and the dispute over the remainder of the Termination Payment shall be submitted to the Dispute Procedure pursuant to Section 12.

         (e) Operator shall have no further obligations to Owner under this Agreement after Operator has vacated the Plant, except pursuant to Sections 7, 14.3, 14.4, 14.5, 14.7, 14.22 and
                  14.24. Notwithstanding this cessation of obligations, neither Party shall be relieved from any obligations or liabilities for actions or inactions prior to the effective date of termination and during the Transition Period.

8.3      CONTINUED PERFORMANCE DURING DISPUTES

                  During the Dispute Procedure, as described in Section 12, all terms of this Agreement including the application of Section 13 shall remain in full force and effect and the Parties shall continue to perform their obligations. If Operator has been terminated and Owner has demanded that Operator vacate the Plant premises in accordance with Section 8.1 then only Sections 7, 8, 14.3, 14.4, 14.5, 14.7, 14.22 and 14.24 shall survive the termination of this Agreement. Notwithstanding this cessation of obligations, neither Party shall be relieved from any obligations or liabilities for actions or inaction prior to the effective date of termination or during the Transition Period.

8.4      OWNER'S DEFAULT

         Owner shall be in default, except as otherwise provided in Section 8.4(a), under this Agreement (i) if Owner undergoes a Bankruptcy Event , (ii) in the event that it fails to make payment of all amounts payable in accordance with this Agreement, or (iii) in the event of a material breach hereunder or an unexcused failure to perform any of its other obligations hereunder whether by repudiation, anticipatory breach or otherwise.

         (a) Any alleged default for nonpayment by Owner may be remedied within fifteen (15) days after Operator tenders notice of such default to Owner and the Lenders. Operator agrees not to exercise its rights under this Section 8.4 if the Lenders pay to

                  Operator the sums due Operator under this Agreement within the time specified in the consent and agreement between Operator and the Lenders.

         (b) Any alleged events of default other than default for nonpayment may be remedied within fifteen (15) days after Operator notifies Owner and the Lenders' collateral agent of such breach, specifying the acts or omission on which the notice is based, or if the remedy would reasonably take more than fifteen (15) days then Owner or such collateral agent shall have such additional period of time to remedy such default as may be reasonable under the circumstances so long as Owner commences to remedy same within such 15-day period and thereafter continues diligently to remedy same within a reasonable time consistent with the exercise of best efforts in the prosecution thereof.

8.5      TERMINATION - PROJECT AGREEMENTS

         If any permit or license is not granted or if after being granted is, for any reason, no longer in effect, or if any executed Project Agreement is legally terminated by a party to such agreement, and as a result of any of the foregoing actions, Owner elects to terminate operation of the Plant, Owner may terminate this Agreement by delivery of written notice to Operator within thirty (30) days after the occurrence of such event.

         (a) Upon Owner's termination of this Agreement under this Section 8.8, in addition to all rights for reimbursement of costs set forth in this Agreement, Operator shall be entitled to receive the Termination Payment as set forth in Section 8.2(c), provided Operator complies with Section 8.2(c) and subject to the rights of Owner set forth in Section 8.2(c).

         (b) If, after such termination, the operation of the Plant is to be restarted and if Owner is in control of the hiring of the Plant operator, Owner shall give Operator notice of such restart as soon as Owner knows of the Plant restart and shall also notify Operator of the date by which Operator must begin operation. Operator shall have two (2) calendar days within which to notify Owner that Operator will accept the obligations to operate the Plant. In the event of such acceptance by Operator within the time provided, Owner and Operator shall enter into a new agreement having terms identical to the terms of this Agreement, excluding those terms which are no longer applicable because of a passage of time and the revision of those terms which are affected by changes to Lenders agreements, permits, licenses, which shall be agreed upon by the Parties.

         (c)      Owner may not terminate this Agreement pursuant to this
                  Section 8.5 if any Project Agreement is terminated by Owner solely for the purpose of terminating this Agreement or if any Project Agreement is terminated as a plan or arrangement, between Owner and any Person, to replace Operator.

8.6      TERMINATION - CHANGE IN OWNERSHIP

         Operator may elect to terminate this Agreement upon sixty (60) days advance written notice to Owner in the event that (i) twenty percent (20%) or more of the equity ownership percentage (as set forth in Owner's partnership agreement) in Owner is transferred by any partner in Owner during any six (6) month period during the term of this Agreement or (ii) an Affiliate of Tenaska, Inc., ceases to act as the managing partner of Owner. Owner has the right to specify a reasonable period, not to exceed six (6) months following the effective date of notice of termination, as a period of transition ("Transition Period") during which Operator will continue to operate the Plant in accordance with this Agreement. During this Transition Period, Operator shall also cooperate with Owner in planning and implementing an orderly and efficient transition of Operator's obligations and responsibilities under this Agreement to the replacement operator selected by Owner. The Parties shall mutually agree to a schedule for the orderly removal of the Operator from its operational responsibilities. Operator shall also provide Owner and the successor operator (if such operator is some entity other than Owner) reasonable access to the Plant to facilitate the orderly transition of responsibilities. Operator shall have no further obligations to Owner under this Agreement after the date of termination, except for Sections 7, 14.3, 14.4, 14.5, 14.7, 14.22 and
         14.24. Notwithstanding this cessation of obligations, neither Party shall be relieved from any obligations or liabilities for actions or inactions prior to the effective date of termination and during the Transition Period.

9.       INDEMNITY

9.1      INDEMNIFICATION OF OWNER

         Subject to the limitations set forth in Section 11, Operator agrees to protect, indemnify, and save harmless Owner, partners in Owner, their Affiliates, parents, their respective agents, servants, officers, directors, stockholders, employees, successors and assigns from and against all claims, losses, liabilities, damages, costs, expenses, demands, judgments, and causes of action of every kind and character for personal injury to any Person, death or damage to property of any Person, including without limitation, PECO and the Utility, Operator's agents, servants, and employees, as well as Subcontractors and the agents, servants, and employees of Subcontractors and Agency Suppliers, to the extent that the claim, loss, liability, damage, cost, expense, demand, judgment or cause of action shall have resulted from or in any manner arises out of or in connection with the negligence or willful misconduct of Operator or Subcontractors or breach of this Agreement by Operator.

9.2      INDEMNIFICATION OF OPERATOR

         Subject to the limitations set forth in Section 11, Owner shall protect, indemnify and save harmless Operator, its subsidiaries, Affiliates and parents, and their respective agents, servants, officers, directors, stockholders employees, successors and assigns from and against any and all claims, losses, liabilities, damages, costs, expenses, demands, judgments, and causes of action of every kind and character for personal injury to any Person or death or damage to property of any Person, including without limitation, PECO and the Utility, Operator's agents, servants, and employees, as well as Subcontractors and the agents, servants, and employees of Subcontractors, to the extent that the claim, loss, liability, damage, cost, expense, demand, judgment, or cause of action shall have resulted from or in any manner arises out of or in connection with the negligence or willful misconduct of Owner or Owner's subcontractors (other than Operator) or the breach of this Agreement by Owner.

9.3      NOTICE OF CLAIM AND CLAIM FOR INDEMNITY

         Promptly after receipt by an indemnified party of any claim or notice of the commencement of any proceeding as to which the indemnity provided for in Section 9.1 or 9.2 applies, the indemnified party shall notify the Party providing the indemnity of such fact. The indemnifying Party shall assume on behalf of the indemnified party and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, that the indemnified party shall have the right to be represented therein by advisory counsel of its own selection and at its own expense; and provided further, that if the defendants in any such action include both the indemnifying Party and one or more indemnified parties and an indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnifying party, the indemnified party shall have the right to select up to one separate counsel to participate in the defense of such action on its own behalf at the indemnifying Party's expense.

10.      INSURANCE

10.1     CONSTRUCTION CONTRACTOR INSURANCE

         Throughout the Pre-Commercial Operating Period, Owner shall maintain and/or cause Construction Contractor to maintain in effect commercial general liability insurance, automobile liability insurance, workers' compensation insurance and excess or umbrella liability insurance, and Owner shall cause Operator to be included as an additional insured on all general liability policies.

10.2     OPERATOR INSURANCE

         (a)      WORKER'S COMPENSATION

                  Prior to hiring any employees, and continuing throughout the term of this Agreement, Operator shall maintain in effect workers' compensation insurance as required by the laws of the State of Georgia. In addition Operator shall maintain employer's liability coverage in the minimum amount of $5,000,000.

         (b)      LIABILITY INSURANCE

                  During the term of this Agreement, Operator shall obtain and maintain in effect the following liability insurance, provided that the required limits may be satisfied by any combination of primary or excess insurance at Operator's sole discretion.

                  (i) Commercial General Liability Insurance, including broad form third party property damage, personal injury, premises-operations, independent contractors, products-completed operations, blanket broad form contractual liability, third party bodily injury and explosion, collapse and underground damage (XCU) coverage. The policy shall contain limits of $1,000,000 each occurrence and in the aggregate.

                  (ii) Automobile Liability Insurance for all owned, non-owned and hired vehicles with limits of liability of $1,000,000 combined single limit.

                  (iii) Excess or umbrella liability insurance following the terms of the primary insurance set forth in Section
                           10.2 (a) and Section 10.2 (b)(i) and (ii) above, with a combined single limit of $15,000,000 per occurrence and in the aggregate.

                  (iv) Owner shall review coverages to be obtained by Operator hereunder from time to time and shall have the right to change such coverages provided that Operator shall be reimbursed by Owner for any cost associated with said change.

10.3     OWNER INSURANCE

10.3.1   ALL RISK PROPERTY AND BOILER AND MACHINERY INSURANCE

         (a) Prior to Commercial Operation and throughout the Commercial Operating Period, Owner shall provide and maintain in effect insurance for "all risk" property damage including boiler and machinery with limits determined by Owner in its sole discretion. Owner shall provide or cause the Builder's Risk policy provided by Construction Contractor to provide coverage to include any performance and hot testing prior to the successful testing of the Plant for Commercial Operation.

         (b) The Builders' Risk and the All Risk Property and Boiler and Machinery insurance policies shall be endorsed to include Operator as an additional insured with respect to any damage that may ensue from a covered peril as a result of, or in connection with, services performed by Operator under this Agreement.

10.3.2   LIABILITY INSURANCE

         Prior to Commercial Operation and throughout the Commercial Operating Period, Owner shall provide and maintain in effect the following liability insurance, provided that the required limits may be satisfied by any combination of primary or excess insurance at Owner's sole discretion.

         (a) Commercial General Liability Insurance, including broad form third party property damage, personal injury, premises-operations, independent contractors, products-completed operations, blanket broad form contractual liability, third party property damage and explosion, collapse and underground damage (XCU) coverage. The policy shall contain limits of $1,000,000 each occurrence and in the aggregate.

         (b) Automobile Liability Insurance for all owned, non-owned and hired vehicles with limits of liability of $1,000,000 combined single limit.

         (c) Excess or umbrella liability insurance following the terms of the primary insurance set forth in Section (a) and Section (b) above, with a combined single limit of $15,000,000 per occurrence and in the aggregate.


10.4     SUBMISSION OF CERTIFICATES OF INSURANCE

         Within thirty (30) days of the Effective Date, the Party required to provide insurance shall furnish to the other Party certificates of insurance evidencing the required coverages, and providing that the Party not carrying the insurance must be given at least thirty (30) days' prior written notice of any change in, nonrenewal or cancellation of such coverages, except for nonpayment of premiums, which shall be cancelable within ten (10) days prior written notice. If requested each such insurance policy, or of an insurance policy renewal, shall be accompanied by evidence which is reasonably satisfactory to the Party not carrying the insurance of the payment in full of the premium (or the current premium installment, if the premium is payable in installments) for such insurance policy or insurance policy renewal. Certificates of insurance shall be sent or delivered to:

                  If to Owner:

                           Tenaska Georgia Partners, L.P.
                           c/o Tenaska, Inc.
                           Suite 400
                           1044 North 115th Street
                           Omaha, Nebraska  68154-4446
                           Attention: Michael C. Lebens, Vice President

                  If to Operator:

                           Tenaska Operations, Inc.
                           Suite 400
                           1044 North 115th Street
                           Omaha, Nebraska  68154-4446
                           Attention: H. Dwight Howell, Vice President

10.5     WAIVER OF SUBROGATION

         Owner and Operator will require the issuers of the insurance policies required by this Section 10 to waive, by endorsement on such policies, any rights of subrogation against the other Party and its directors, officers or employees and the officers, directors, stockholders and employees of the partners in Owner, arising from payments made by such insurers under such policies. In addition, all policies, except Worker's Compensation Insurance, shall provide for waivers of subrogation in favor of the Lenders, and any other parties requested by Owner including the Utility.

10.6     UNAVAILABILITY OF COVERAGE

         The foregoing provisions of this Section 10 notwithstanding, if any insurance coverage specified above is unavailable or is available only in an amount less than that required, the Party required to provide such insurance shall:

         (i) In the event that any insurance policy required to be obtained by either Party shall become commercially unreasonable either as to price or deductible amount, at the option of the other Party, the Party obligated to provide such insurance shall insure for such lesser amount or the other Party shall take out such insurance in an amount agreed upon by the Party obligated to provide such insurance.

         (ii) The Party obligated to provide such insurance shall have a duty to semi-annually confirm that such required insurance is still unavailable on commercially reasonable terms. To the extent such insurance again becomes available, the Party obligated to provide such insurance shall immediately become obligated to secure the same after coordinating with the other Party to avoid creating a duplication of coverage if insurance has been provided pursuant to (i) above.

10.7     NO LIMITATION OF LIABILITY

         The provisions of any insurance hereunder shall not be construed to limit the liability of either Party under this Agreement. The provisions of this Section 10.7 shall not limit the provisions of
         Section 11.

10.8     INDEPENDENT CONTRACTOR'S INSURANCE

         (a) Owner shall require all of Owner's independent contractors (other than Operator and Agency Suppliers) to obtain, maintain and keep in force during the time in which they are engaged in performing services at the Plant Site reasonably adequate coverage in accordance with Owner's normal practice and reasonably acceptable to Operator and furnish Operator with acceptable evidence of such insurance upon its request. Such insurance carrier shall have no recourse against Operator for payment of premiums and claims.

         (b) Operator shall require all Subcontractors and Agency Suppliers to obtain, maintain and keep in force during the time in which they are engaged in performing services at the Plant Site reasonably adequate coverage in accordance with Operator's normal practice and reasonably acceptable to Owner and furnish Owner with acceptable evidence of such insurance upon its request.

10.9     OWNER'S EQUIPMENT

         All equipment, supplies and Materials belonging to Owner or used by or on behalf of Owner shall be brought to and kept at the Plant at Owner's sole expense and Operator shall be responsible for the care and custody of such equipment, supplies and Materials.

10.10    FAILURE TO INSURE

         In the event that the Party obligated to provide insurance hereunder fails to provide any of the insurance or the coverage amounts required by this Section 10, the other Party shall have the option of paying the premium to secure the same and charging the reasonable cost of the same to the Party obligated to provide insurance pursuant to the limits of coverage in this Agreement.

11.      LIABILITY LIMITATIONS

11.1     DAMAGES

         IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, INDEMNITY, OR OTHERWISE, SHALL A PARTY TO THIS AGREEMENT BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF REVENUE, LOSS OF PROFIT, LOSS OF TAX BENEFIT, LOSS OF USE, LOSS ARISING FROM OWNER'S PAYMENT TO PECO OF AN AVAILABILITY ADJUSTMENT UNDER THE POWER PURCHASE AGREEMENT, LOSS ARISING FROM

         OWNER'S FAILURE TO RECEIVE AN AVAILABILITY INCENTIVE PAYMENT FROM PECO UNDER THE POWER PURCHASE AGREEMENT OR THE COST OF REPLACEMENT POWER.

12.      DISPUTE - CONTINUING AGREEMENT PERFORMANCE

         In the event of a dispute between Owner and Operator with respect to the interpretation or performance of this Agreement, including any dispute which may result in a claim ("Dispute"), the procedures contained in Sections 12.1, 12.2 and 12.3 shall apply ("Dispute Procedure"). Throughout the Dispute Procedure and during litigation, the Parties shall continue to carry out their respective obligations in good faith pursuant to the provisions of this Agreement without prejudice to the rights of Owner and Operator to terminate as specifically provided in this Agreement and the rights of Owner as provided in Section 8.1.

12.1     UNASSISTED SETTLEMENT

         Prior to litigation, an aggrieved Party must institute and complete this Section 12.1 of the Dispute Procedure. The aggrieved Party shall notify the other Party in writing of the Dispute then existing ("Dispute Notice"). To institute the Dispute Procedure, the Dispute Notice must specifically state that the aggrieved Party is invoking the Dispute Procedure of this Section 12. Within thirty (30) days following the date of such Dispute Notice, Owner and Operator shall meet to confer and negotiate in good faith to resolve the Dispute.

12.2     MEDIATION

         If the Dispute is not resolved after compliance with the requirements of Section 12.1, either Party may, within thirty (30) days, submit the Dispute for mediation before a single impartial mediator selected by the American Intermediation Service, upon written notice to the other party ("Mediation Notice"). If the Dispute is timely submitted to a mediator, within thirty (30) days following the date of such Mediation Notice, the mediator shall meet in Dallas, Texas with an officer of each Party who shall be duly authorized, on behalf of the Party he or she represents, to settle such Dispute. Owner and Operator agree to participate in good faith in such mediation meetings and negotiations related thereto. Neither Party shall institute litigation with respect to a Dispute prior to the earlier of (a) the conclusion of mediation proceedings or (b) the date which is sixty (60) days after the date of the Mediation Notice, provided that if litigation is instituted before a Mediation Notice is given pursuant to Section 14.8, the Mediation Notice shall be of no effect and the Parties shall proceed with the litigation.

12.3     LITIGATION

         If the Dispute is not resolved after compliance with the requirements of Sections 12.1 and 12.2, either Party may, in its sole discretion, submit the Dispute to litigation.

         In addition to the specific rights of termination and suspension as set forth in this Agreement and except as limited in this Agreement, Owner and Operator shall also have available the remedies, among others, of an action for damages, restraining order, temporary or permanent injunction, or specific performance of all or any provision hereof together with any other rights accruing to it at law or in equity.

13.      FORCE MAJEURE

13.1     FORCE MAJEURE

         (a) A delay in or failure to carry out the duties imposed upon either Party under this Agreement (except payment) shall not be deemed a breach of this Agreement, if such delay or such failure is caused by any cause beyond the control of the Party affected, including, but not restricted to, failure or threat of failure of facilities (but excluding such failures or threats of failures caused by Owner's or Operator's failure to comply with Prudent Utility Practice), Change of Law, flood, earthquake, storm, fire, lightning, epidemic, war, acts of the public enemy, riot, civil disturbance or disobedience, strike, lockout, work stoppages, other industrial disturbance or dispute, whether determined to have arisen out of an unfair labor practice of any Party, sabotage, restraint by court order or other public authority, and action or nonaction by, or failure to obtain the necessary authorizations or approvals from, any governmental agency or authority, which by the exercise of due diligence such Party could not reasonably have been expected to avoid ("Force Majeure"). Nothing contained herein shall be construed so as to require a Party to settle any strike, lockout, work stoppage, or other industrial disturbance or dispute in which it may be involved.

                  A party claiming Force Majeure shall make reasonable attempts to remedy the cause or causes constituting the Force Majeure, keeping the other Party reasonably informed. Any notice of Force Majeure as required by Section 13.1(b)(i) shall include documentation as to the cause of the Force Majeure and a statement of all facts available that such Force Majeure was not caused by and was beyond the control of acts of the declaring Party. If the non-declaring Party believes that the Force Majeure does not meet the requirements of this Section 13.1(a), then that non-declaring Party shall so notify the declaring Party.

         (b) If either Party because of a Force Majeure event is rendered wholly or partly unable to perform any of its obligations under this Agreement, that Party shall be excused from whatever performance is affected by the Force Majeure event to the extent so affected, provided however:

                  (i) as a condition of Force Majeure the non-performing Party must provide written notice no later than seven
                           (7) days after becoming aware or when such Party reasonably should have become aware of the Force Majeure event;

                  (ii) the period of non-performance shall be of no greater scope and of no longer duration than is required by the Force Majeure event;

                  (iii) the non-performing Party shall continue to perform the services in good faith and with due diligence and use its best efforts to limit and remedy its inability to perform during and after the Force Majeure event, Operator will use its best efforts to fulfill its obligations in accordance with this Agreement;

                  (iv) when the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect; and

                  (v) it is the duty of the claiming Party to prove all the elements of Force Majeure including but not limited to (i) specific action taken to work around or mitigate the impact, (ii) specific event dates, directions, logic and schedule float to support the claim, and (iii) specific cause for the claim of Force Majeure as set forth in this Section 13 and to provide written documentation of such proof to the other Party as soon as reasonably possible. A Party is not required to grant or deny a request for Force Majeure until such documentation has been supplied.

         (d) No condition of Force Majeure shall extend this Agreement beyond its stated term, nor shall any excuse of performance by reason of a condition of Force Majeure extend for a time period greater than one hundred eighty (180) days except upon the written consent of the performing Party, which the performing Party may give or withhold in its sole discretion; provided, however, that if the condition of Force Majeure is not removed within one hundred eighty (180) days plus any extension upon such written consent of the performing Party, the performing Party may, at its sole option and discretion, terminate this Agreement.

         (e) Force Majeure shall include, subject to all Force Majeure requirements (i) the inability of Operator to perform due to an inadequate supply of fuel, either natural gas or fuel oil, which was under the control of a Person other than Operator, (the inability to deliver because of late ordering is not an event of Force Majeure), and (ii) design or construction defects or limitations caused by Construction Contractor, and
                  (iii) actions or constraints of the Utility to the extent that they adversely affect the performance of an obligation of this Agreement.

         (f) During the Transition Period, if a Force Majeure occurs, Operator shall not be considered in default of this Agreement with respect to any obligation of Operator affected by or attributable to such Force Majeure.

         (g) Any dispute as to a Force Majeure or its effect shall be resolved in accordance with Section 12. Operator shall continue to fulfill its other obligations under this Agreement which are not affected by the Force Majeure.

13.2     CHANGE OF LAW

         (a) A change of Law which materially alters the obligations or requirements of Operator which occurs after the Effective Date is a "Change of Law." In the event that the Force Majeure is a Change of Law, Owner shall have the option to terminate this Agreement by written notice to Operator within three (3) months of such Change of Law (or when Owner became aware of such Change of Law) if Owner decides that to continue the operation of the Plant considering the cost of implementing and observing such Change of Law would not be exercising good business judgment. If such written notice is not received within such three-(3) month period, this opportunity to terminate pursuant to this Section 13.2 (a) shall be deemed waived.

         (b) If the operation of the Plant ceases because of a Change of Law, Operator is terminated, and the operation of the Plant is to be restarted within one hundred eighty (180) days of the date of termination and if Owner is in control of the hiring of the Plant operator, Owner shall give Operator notice of such restart and shall also notify Operator of the date by which Operator must begin operation. Operator shall have fifteen (15) calendar days within which to notify Owner that Operator will accept the obligations to operate the Plant. In the event of such acceptance by Operator within the time provided, Owner and Operator shall enter into a new agreement having terms identical to the terms of this Agreement.

13.3     REMEDY FOR FORCE MAJEURE TERMINATION

         In the event of termination by Owner pursuant to Section 13.2, in addition to any reimbursement of costs which Operator is entitled to receive under the terms of this Agreement, Operator shall be entitled to receive a Termination Payment as set forth in Section 8.2(d). Operator shall thereafter be relieved of all obligations under this Agreement other than the obligations specified in Sections 7, 14.3, 14.4, 14.5, 14.7 and 14.22. Notwithstanding this cessation of obligations, neither Party shall be relieved from any obligations or liabilities for actions or inaction prior to the effective date of termination.

14.      MISCELLANEOUS PROVISIONS

14.1     ASSIGNMENT

         (a) Except as provided in this Agreement, neither Party shall assign this Agreement without first obtaining the prior written consent of the other Party. Owner shall be entitled to assign its rights hereunder to any Lender or Lenders or any successor owner of the Plant without the consent of Operator and Operator shall be entitled to assign its right to receive payments under this Agreement upon ten (10) days notice to Owner and shall remain responsible for performance of all obligations under this Agreement. Operator shall be free to subcontract any portion of its obligations hereunder to any third party. Operator shall be free to assign any or all of its obligations hereunder to a wholly-owned subsidiary of Operator, if such subsidiary is capable of performing the obligations of Operator. Operator may assign all of its rights and obligations under this Agreement to a third party, and upon such assignment and the written assumption by such third party of all of the obligations of Operator under this Agreement, Operator shall be fully released from all of the obligations of Operator under this Agreement; provided that Operator shall first obtain the written consent of Owner to any such assignment and assumption, which consent shall not be unreasonably withheld. Anything in this Section 14.1(a) to the contrary notwithstanding, Operator agrees that Owner may sell, convey or assign its interest in the Plant and its rights, or any part thereof, under this Agreement, or that Owner may lease the Plant, to one or more Persons, and such sale, conveyance, assignment or lease shall include without prejudice to Owner's rights in Section 8.2, the transfer of the rights, duties and obligations of Owner, but only such rights, duties and obligations as are contained in this Agreement. The rights, duties and obligations of Operator contained in this Agreement shall not be affected by such sale, conveyance, assignment or lease. Operator shall agree in writing to such sale, conveyance or assignment, and shall release Owner in writing from all obligations hereunder.

         (b) Except as provided in Section 14.1(a) above, no assignment of Owner's obligations hereunder shall be permitted unless:

                  (i) the assignee is solvent (its assets exceed its liabilities) at the time of the assignment and will not be rendered insolvent by reason of the assignment;

                  (ii) assigned by an instrument reasonably satisfactory to Operator's counsel, the assignee represents and warrants that it is solvent, assumes the obligations of Owner hereunder, and agrees to be bound by all of the terms, conditions, covenants and provisions of this Agreement to the same extent as if it were Owner; and

                  (iii) such assignment is accompanied by a simultaneous assignment of all other Project Agreements to the same assignee or an Affiliate, of Owner's rights under all other Project Agreements relating to the Plant.

         (c) Upon assignment by Owner, except an assignment to Lenders solely as collateral security, Operator shall deliver to Owner a written release of all of Owner's obligations under this Agreement.

         (d) This Agreement shall inure to the benefit of and be binding upon Owner and Operator and their respective successors and permitted assigns.

14.2     AUTHORITY TO PROCURE GOODS AND SERVICES

         (a) Operator shall be authorized to enter into and administer purchase orders and contracts on behalf of and as agent for Owner subject to the following:

         (i) Any such purchase order or contract shall be made in the name of Owner and not for the benefit of Operator.

                  (ii) Any such purchase order or contract shall be in writing, or a written memorandum containing all essential terms thereof shall be prepared and signed by the parties to be bound.

                  (iii) Wherever appropriate, Operator shall attempt to obtain quotations from Agency Suppliers for extended warranty provisions for Owner's consideration prior to execution of purchase orders or contracts.

                  (iv) Operator shall not enter into any purchase order or contract by the terms of which Operator will exceed the amount budgeted therefor without the prior approval of Owner.

                  (v) All purchase orders or contracts obligating Owner to pay money for goods or services valued in excess of Seven Thousand Five Hundred Dollars ($7,500) shall be approved in advance by Owner.

                  (vi) Purchase orders or contracts for the same or similar goods or services with the same or substantially the same parties which in the aggregate for one (1) year would obligate Owner in excess of Seven Thousand Five Hundred Dollars ($7,500) shall be approved in advance by Owner.

                  (vii) Within ten (10) calendar days following execution a true copy of each purchase order, contract or memorandum executed by Operator shall be sent to Owner.

                  (viii) Operator may make payments from the Operating Account for such purchase orders and contracts, provided, however, that Operator shall not make any payments in excess of the amounts shown in the applicable requisition and purchase order or contract without first obtaining Owner's approval;

         (b) Owner shall have the right to modify or revoke the authority of Operator under this Section 14.2 at any time by written notice to Operator and Operator shall immediately give written notice of any such modification or revocation to any persons with whom Operator conducts business on behalf of Owner and shall send Owner true copies of each such notice sent by Operator within ten (10) calendar days of receipt of such notice from Owner.

14.3     CONFIDENTIALITY OF INFORMATION

         (a) Each Party agrees, for itself, its Affiliates and their respective directors, officers, employees and representatives including, without limitation, attorneys, accountants and consultants, to keep confidential: (i) this Agreement, (ii) all negotiations concerning this Agreement, and (iii) all documents, data, drawings, studies, projections, plans and other information, whether written or oral, which relate to economic benefits to or amounts payable by either Party pursuant to this Agreement or costs of design, construction, and operations of the Plant including, without limitation, cost and quantities of fuel used at the Plant.

         (b) Each Party agrees, for itself, its Affiliates and their respective directors, officers, employees and representatives including, without limitation, attorneys, accountants and consultants that no adequate remedy at law exists for a material breach or threatened material breach of any of the provisions of this Section 14.3, the continuation of which unremedied will cause the injured Party to suffer irreparable harm. Accordingly, the Parties agree that the injured Party shall be entitled, in addition to other remedies which may be available to it, to immediate injunctive relief from any material breach of any of the provisions of this Section 14.3 and to specific performance of its rights hereunder, as well as to any other remedies available at law or in equity.

14.4     CONFIDENTIAL

         "Confidential", as used herein, means that information or a document, including the content, substance or effect of such information or document shall not be disclosed, discovered or distributed to any other person, corporation or other entity except pursuant to the valid order of an administrative or judicial officer having jurisdiction, which order shall be opposed unless opposition with respect thereto is waived by each of the Parties and except as hereinafter provided nor shall the information or documents of a Party be used by the other Party for any purpose not directly related to such other Party's obligations hereunder. No Party shall be required to oppose any order requiring disclosure by appeal, separate legal proceeding or extraordinary measures in any judicial or administrative proceeding unless the other Party, after notice, agrees to pay the costs of such opposition.

14.5     EXCEPTIONS TO CONFIDENTIALITY

         The Parties may, without violating this Section 14, disclose matters which are made confidential by this Agreement as follows:

         (a) Owner may make such disclosures to actual or prospective co-owners, lenders, underwriters, contractors, suppliers and others involved in financing, construction and operations transactions or arrangements or its partners, Affiliates, or to actual or prospective purchase or lessees of the Plant. Operator may make such disclosures, if and as is necessary to carry out its obligations hereunder, to its Affiliates and to those directly involved in the operation of the Plant, provided that Operator obtains, as a condition precedent to the disclosure, a confidentiality agreement with the Person, corporation or other entity to whom the disclosure is being made with terms substantially the same as are required under this Agreement.

         (b) A Party may make such disclosures to governmental officials and parties involved in any proceeding whereby such Party is seeking a permit, certificate or other regulatory approval or order necessary or appropriate to carry out this Agreement, provided that the Party making the disclosure will exercise reasonable efforts to restrict public access to the information disclosed by way of protective order or otherwise.

         (c) A Party may make such disclosures to governmental officials or the public as required by any law, regulation or order, including, without limitation, Laws requiring disclosure of financial information, information material to financial matters and filing of financial reports, provided that such Party will exercise reasonable efforts to restrict public access to the information disclosed by way of protective order or otherwise.

         Any disclosure permitted by this Section 14.5 will be only to the extent such disclosure is necessary or required.

14.6     LENDER APPROVAL

         This Agreement is subject to review and approval by the Lenders and, as such, this Agreement is not effective as to, or binding upon, Owner until the Lenders have given the written approval of this Agreement.


14.7     BOOKS, RECORDS, ACCESS THERETO

         The Parties agree to maintain adequate books, accounts and records with respect to the operation and maintenance of the Plant and the collection of revenues therefrom in accordance with generally accepted accounting principles consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction thereof; and to permit employees or agents of the other Party at any reasonable time and upon





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



          reasonable prior notice to inspect such Party's properties, and to examine or audit such Party's books, accounts and records and make copies and memoranda thereof provided that such agents enter into a confidentiality agreement if so requested by the other Party.

14.8     NOTICES

         Except as provided in Section 2.4.2(c), any notice or other communication, including approvals, by one Party to the other required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand, or when: (a) deposited in the United States mails with postage prepaid for transmittal by registered or certified mail, return receipt requested, (b) or telecopied with telephone confirmation of receipt or (c) placed in the hands of a recognized commercial courier service for overnight delivery, addressed as follows:

                  If to Owner:

                           Tenaska Georgia Partners, L.P.
                           c/o Tenaska, Inc.
                           Suite 400
                           1044 North 115th Street
                           Omaha, Nebraska  68154-4446
                           Attention: Michael C. Lebens, Vice President

                  If to Operator:

                           Tenaska Operations, Inc.
                           Suite 400
                           1044 North 115th Street
                           Omaha, Nebraska  68154-4446
                           Attention: H. Dwight Howell, Vice President
                           Operations

                  If to PECO:

                           PECO Energy Company
                           2004 Renaissance Blvd.
                           King of Prussia, Pennsylvania  19406
                           Attention:  Power Contracts Manager

         However, either Party may at any time and from time to time change the address for communications to it by delivering written notice of the change of address to the other Party.




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


14.9     REPRESENTATIVES

         (a) Owner shall designate an Owner's Representative who shall have authority to act on behalf of Owner on all matters relating to this Agreement. Owner's Representative shall have authority to provide notice to and receive notice from Operator and to exercise all other authority of Owner as permitted or required by this Agreement.

         (b) Operator shall designate an Operator's Representative who shall have authority to act on behalf of Operator on all matters relating to this Agreement. Operator's Representative shall have authority to provide notice to and receive notice from Owner and to exercise all other authority of Operator as permitted or required by this Agreement.

14.10    EQUAL EMPLOYMENT OPPORTUNITY

         In furtherance of its obligations under Section 2, Operator undertakes and agrees in the performance of its services pursuant to this Agreement not to violate any law of the State of Georgia or of the United States of America relating to equal employment opportunity.

14.11    ENTIRE AGREEMENT

         This Agreement contains the entire agreement of the Parties and supersedes and replaces any prior or contemporaneous oral or written agreements or understandings between them relating to its subject matter. No amendment or modification of this Agreement shall be effective unless set forth in writing and signed by both Parties except as provided in Section 14.2 in respect to Owner's right to modify or revoke the authority of Operator. By entering into this Agreement the Parties do not intend to create third party rights herein or hereto.

14.12    NO WAIVER

         No failure by either Party to insist upon the strict performance of any term, covenant or condition of this Agreement, or to exercise any right or remedy upon breach of any provision hereof, and no acceptance of payment for performance during the continuation of any such breach and no payment under this Agreement by a Party, shall constitute a waiver of any term, covenant or condition herein or waiver of any subsequent breach or default in the performance of any term, covenant or condition herein, or prevent such Party from seeking recovery of any amount paid through the Dispute Procedure as set out in Section 12.




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


14.13    SEVERABILITY

         In the event that any provision of this Agreement, or application thereof, is held by any court of competent jurisdiction to be illegal or unenforceable, the Parties shall attempt in good faith to agree upon an equitable adjustment to this Agreement in order to overcome to the extent possible the effect of such illegality or unenforceability and, in any event, the validity and enforceability of the remaining portions of this Agreement shall not be affected.

14.14    APPLICABLE LAW

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA, EXCLUDING CONFLICT OF LAW RULES WHICH MAY CALL FOR THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.


14.15    COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS

         Operator shall comply with all applicable Laws, and the applicable requirements, guidelines, documents and standards referenced throughout this Agreement existing at the Effective Date, and Operator shall comply with any changes in or additions to such applicable Laws and other requirements which become effective after the Effective Date of this Agreement. In the event that compliance with such change results in an increase in Operator's operating expenses relating to this Agreement, Owner shall approve an appropriate increase in the Operating Budget to cover such expenses.

14.16    EXCLUDED REPRESENTATIONS AND INTERESTS

         Neither Owner nor Operator has made any representations, warranties or covenants other than as expressly set forth in this Agreement. The execution of this Agreement shall not be deemed to convey any estate or interest in the Plant or the Site or any right to exclusive possession thereof, to Operator. The execution of the Agreement shall not be construed to impose any liability on Operator which it has not expressly assumed pursuant to this Agreement.

14.17    LIMIT OF LIABILITY

         Any claim asserted by Operator under this Agreement against the Owner shall be limited to the assets of Owner, and Operator expressly waives any right to proceed in law or equity against any partners in Owner (unless a partner is a necessary party in an action against the Owner in which case Operator agrees that no judgment shall be enforced against such partner), their Affiliates, or their respective officers, directors, stockholders, agents, servants and employees of the partners and the Affiliates. Any claim asserted by Owner under this Agreement against the Operator shall be limited to the assets of Operator, and Owner expressly waives any right to proceed in law or equity against any shareholders in Operator (unless a shareholder is a necessary party in an action against the Operator in which case Owner agrees that no judgement shall be enforced against such shareholders), their affiliates, or their respective officers, directors, stockholders, agents, servants and employees of the shareholders and the affiliates.

14.18    COUNTERPARTS

         This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

14.19    PROJECT AGREEMENTS

         Owner shall provide to Operator in a timely manner a copy of the executed Power Purchase Agreement, the executed Construction Agreement, the executed Credit Agreement, the executed Interconnection Agreement, and the executed Long Term Service Agreement, ("Project Agreements"). Operator shall familiarize itself with the terms and conditions of each of the Project Agreements so as to enable Operator to perform its services hereunder in accordance with the applicable terms and conditions of this Agreement and the Project Agreements.

         If any Project Agreement is amended or if Owner enters into any additional agreements applicable to the Plant and Operator's services hereunder or if applicable laws, Plant Permits or manufacturer's recommended procedures or the requirements of insurance policies relating to the Plant are changed, Operator shall perform its services in accordance with such amendments and changes provided that if such additional or modified services will cause Operator to incur additional expense, then an appropriate increase in the Operating Budget shall be made and Owner's approval of such increase shall not be unreasonably withheld. The Parties shall make amendments or modifications to this Agreement as required by the changes contemplated herein.

14.20    NO JOINT VENTURE

         Operator is performing this Agreement as an independent contractor except as otherwise explicitly set forth in this Agreement. Nothing contained in this Agreement shall be construed as creating a joint venture or partnership relationship between Operator and Owner.

14.21    CORPORATE AUTHORIZATION

         (a) Operator is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Operator is duly qualified, authorized to do business and in good standing in every jurisdiction in which the nature of its business requires it to be so qualified, and has all requisite power and authority, to enter into and to perform its obligations hereunder, and to carry out the terms hereof and the transactions contemplated hereby.

         (b) The execution, delivery and performance by Operator of this Agreement have been duly authorized by all necessary corporate action on the part of Operator and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other contractual obligation of Operator or any other Person, except approvals or consents which have previously been obtained.

         (c) This Agreement is in full force and effect, has been duly executed and delivered on behalf of, and by the appropriate officers or agents of Operator and constitutes the legal, valid and binding obligation of Operator, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii general principals of equity whether considered in a proceeding in equity or at law.

         (d) There is no litigation, action, suit, proceeding or investigation by any third party pending or, to Operator's knowledge after due inquiry, threatened against Operator before or by a court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (i) could be reasonably expected to affect adversely the performance by Operator of its obligations hereunder, or which could be reasonably expected to modify or otherwise affect adversely the authorizations to enable Operator to perform this Agreement, (ii) could be reasonably expected to have a material adverse effect on the condition (financial or otherwise), business or operations of Operator, or (iii) could be reasonably expected to impair the validity, binding effect or enforceability hereof, against Operator or of any action taken or to be taken pursuant hereto or any of the transactions contemplated hereby.

         (e) The execution, delivery and performance by Operator of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, breach of or default under any term of (i) Operator's organizational documents, (ii) any contract or agreement to which Operator is a party or by which it is bound, or (iii) any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to Operator, except for any such violations, breaches or defaults which, individually or in the aggregate, would not adversely affect the performance by Operator of its obligations under this Agreement.




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



         (f) No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any Person, board or body, public or private, is required to be obtained by Operator in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated thereunder.

14.22    LIENS

         Operator shall not suffer, and Operator shall not permit any of its Subcontractors or Agency Suppliers to impose or file any laborers', materialmen's, mechanics', construction or other lien, claim or encumbrance on any part of the Plant or the Site, provided however, that the restriction imposed on Operator with respect to liens by Operator pursuant to this Section 14.22 shall not apply to a judgment lien duly obtained by Operator and to those liens, if any, which Operator is not permitted under the laws of the State of Georgia to waive or forfeit. If Operator or any Subcontractor or Agency Supplier imposes or files any laborers', materialmen's, mechanics', construction or other lien, claim or encumbrance against the Plant or Site and if Operator does not cause such lien, claim or encumbrance to be released and discharged within ten (10) days, or file a bond and cause such lien to be released within ten (10) days, Owner shall have the right to pay all sums necessary to obtain such release or to secure such bond and all amounts so paid and all costs incurred, including the cost of such bond and security required plus attorney fees and administrative expenses, shall be charged to Operator. Owner shall have the right to deduct all amounts so paid from any amount then or thereafter due Operator, or deduct the same from any compensation due Operator under this Agreement until the total amount of same shall be recouped, as Owner may elect at its sole discretion. Any unpaid balance shall be charged to Operator. Operator shall defend, at its expense, and pay all attorney's fees and costs of all actions commenced against Owner and its property for the enforcement of any such lien arising out of this Agreement. If Operator shall fail to defend any such action or discharge any such lien, claim or encumbrance, it shall pay to Owner all money that Owner may be compelled to pay in defending and discharging such lien, claim or encumbrance including all costs and attorney's fees.

14.23    SET OFF

         Owner shall have the right to set off any claim of Owner for liability of Operator to Owner arising under any provision of this Agreement against any debt or obligation of Owner to Operator arising under any provision of this Agreement.

14.24    RELEASE OF INFORMATION AND SITE VISIT APPROVAL

         (a) Prior to the release of any information in any form, to any person, with respect to the Plant, Operator shall obtain written approval from Owner. This includes without limitation,
                  (i) press releases which incorporate photos or descriptions of the Plant, the name Tenaska or the Owner or any affiliated entity of a partner in Owner; and (ii)





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



                  public relations material, including advertising and photographs, which refer to the Plant or any other project of the Tenaska, Inc. affiliated companies.

         (b) Prior to allowing access to the Plant of any parties not directly related to the operation or maintenance of the Plant or regulatory authorities with jurisdiction over permits or safety, Operator shall obtain written Owner approval. Such request for approval shall include the names of the individuals who will be on the Site including the name of each such individuals employer or company with whom the individual is affiliated, the intent of the Site visit, the information to be provided to such individuals during such visit and any other information required by Owner for approval.

14.25    CONTRACTS WITH AFFILIATES

         Any contract entered into pursuant to this Agreement by Operator with an Affiliate shall have terms no less favorable to the Owner than are generally available on an arms-length basis from an unaffiliated party, and Operator shall notify Owner of any such contract as soon as reasonably practicable.




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


               IN WITNESS WHEREOF, each Party has caused this Agreement to be signed in its name and on its behalf by a duly authorized officer, as of the day and year first above written.

                                            OWNER:

                                            TENASKA GEORGIA PARTNERS, L.P.,
                                            a Delaware limited partnership

                                            By: Tenaska Georgia I, L.P.
                                            Its: Managing General Partner

                                            By: Tenaska Georgia, Inc.
                                            Its: Managing General Partner



                                            By: /s/__________________________
                                            Title: Vice President

                                            OPERATOR:

                                            TENASKA OPERATIONS, INC.,
                                            a Delaware corporation



                                            By: /s/_____________________________
                                            Title: Vice President




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







                                LIST OF EXHIBITS




        EXHIBIT A                           POWER PURCHASE AGREEMENT



                                       55